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                                                                   EXHIBIT 10(x)

                          SHARE SALE AGREEMENT BETWEEN

          CATUITY INC. AND THE SHAREHOLDERS OF LOYALTY MAGIC PTY. LTD.

ARNOLD BLOCH LEIBLER                               SHARE SALE AGREEMENT - PAGE i

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                                TABLE OF CONTENTS

                                                                               Page no.
1    DEFINITIONS AND INTERPRETATION .........................................      6
     1.1    Definitions .....................................................      6
     1.2    Words and expressions ...........................................     14
     1.3    Other rules of interpretation ...................................     14

2    CONDITIONS .............................................................     15
     2.1    Conditions ......................................................     15
     2.2    Reasonable endeavours ...........................................     17
     2.3    Waiver of conditions ............................................     17
     2.4    Non-satisfaction ................................................     17
     2.5    Notice of satisfaction ..........................................     17

3    SALE AND PURCHASE OF SHARES ............................................     17
     3.1    Sale and purchase ...............................................     17
     3.2    Free from Encumbrances ..........................................     17
     3.3    Title and property ..............................................     17
     3.4    Waiver ..........................................................     18
     3.5    Employee Options ................................................     18

4    PURCHASE CONSIDERATION .................................................     18
     4.1    Purchase Consideration ..........................................     18
     4.2    Apportionment of Purchase Consideration .........................     18

5    PROVISION OF THE PURCHASE CONSIDERATION ................................     19
     5.1    Satisfaction of Purchase Consideration ..........................     19
     5.2    Adjustment of Consideration Securities ..........................     19
     5.3    Hold Back Amounts ...............................................     21
     5.4    Hold Back Securities ............................................     21
     5.5    Release of Hold Back Securities and payment of Hold Back
            Amounts .........................................................     22
     5.6    Downside Protection .............................................     22
     5.7    Public Announcement .............................................     24
     5.8    No limitation ...................................................     24

6    COMPLETION .............................................................     24
     6.1    Time and place of Completion ....................................     24
     6.2    Items to be delivered by the Vendors and Optionholders at
            Completion ......................................................     24
     6.3    Board meeting of the Company ....................................     25
     6.4    Obligations of the Purchaser ....................................     25
     6.5    Simultaneous Completion .........................................     26
     6.6    Interdependence .................................................     26
     6.7    Listing of Consideration Securities .............................     26
     6.8    Agreement Not To Trade Consideration Securities .................     26

7    CONDUCT OF BUSINESS PENDING COMPLETION .................................     26
     7.1    Conduct of Business .............................................     26
     7.2    Undertakings ....................................................     27

8    COMPLETION ADJUSTMENT ..................................................     28
     8.1    Adjustment Amount ...............................................     28
     8.2    Calculation of Cash and Cash Equivalents ........................     28
     8.3    Supporting Documents ............................................     28

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE ii

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
     8.4    Definitions .....................................................   28
     8.5    Proportional Mix ................................................   29

9    PURCHASER'S WARRANTIES, REPRESENTATIONS AND INDEMNITY ..................   29
     9.1    Representations and warranties ..................................   29
     9.2    Indemnity .......................................................   30

10   MAJOR VENDORS' WARRANTIES, REPRESENTATIONS AND INDEMNITIES .............   30
     10.1   Major Vendor Qualifications .....................................   30
     10.2   Major Vendor Warranties .........................................   30
     10.3   Independent warranties ..........................................   30
     10.4   Disclosures .....................................................   31
     10.5   Meaning of "fairly and accurately disclosed" ....................   31
     10.6   Knowledge and belief ............................................   31
     10.7   Reliance ........................................................   31
     10.8   Indemnity .......................................................   31

11   LIMITATIONS OF LIABILITY ...............................................   32
     11.1   Notice of Claims ................................................   32
     11.2   Major Vendors not liable ........................................   32
     11.3   Time limit on Claim .............................................   32
     11.4   Limits on the amount of Claim ...................................   33
     11.5   Satisfaction of a Claim .........................................   33
     11.6   Disputes regarding Warranty Claims ..............................   33

12   ADJUSTMENT FOR TAX LIABILITY ...........................................   35
     12.1   Tax Claims ......................................................   35
     12.2   Reduction in Purchase Consideration .............................   35
     12.3   Obligations excluded ............................................   35
     12.4   Payments ........................................................   35
     12.5   Payment of interest .............................................   36
     12.6   Assessable income ...............................................   36
     12.7   Written notice of Tax Claim .....................................   36
     12.8   Refund by Purchaser .............................................   36
     12.9   Dispute resolution ..............................................   36
     12.10  Time ............................................................   37
     12.11  Limitations .....................................................   37

13   ACCESS TO RECORDS AFTER COMPLETION .....................................   37
     13.1   Vendors' access to Records ......................................   37
     13.2   Purchaser's access to records ...................................   37

14   PROTECTIVE COVENANTS ...................................................   38
     14.1   Restriction .....................................................   38
     14.2   Restricted Activities ...........................................   38
     14.3   Restriction Area ................................................   38
     14.4   Restriction Period ..............................................   38
     14.5   Effective Restriction Area and Restriction Period ...............   38
     14.6   Severability ....................................................   39
     14.7   Injunction ......................................................   39
     14.8   Survival ........................................................   39
     14.9   Exceptions ......................................................   39

15   CONFIDENTIALITY ........................................................   40
     15.1   Confidentiality .................................................   40
     15.2   Legal requirements ..............................................   40
     15.3   Permitted disclosure to officers and professional advisers ......   40
     15.4   Damages inadequate ..............................................   41
     15.5   After termination ...............................................   41

ARNOLD BLOCH LEIBLER                             SHARE SALE AGREEMENT - PAGE iii

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
     15.6   Confidentiality survives termination ............................   41

16   PUBLICITY ..............................................................   41
     16.1   No public announcements .........................................   41
     16.2   Joint statement .................................................   41

17   COSTS AND STAMP DUTY ...................................................   41
     17.1   Costs ...........................................................   41
     17.2   Stamp duty ......................................................   41

18   GST ....................................................................   42
     18.1   Definitions .....................................................   42
     18.2   GST on claims ...................................................   42

19   SURVIVAL OF REPRESENTATIONS AND INDEMNITIES ............................   42
     19.1   Representations and warranties ..................................   42
     19.2   Indemnities .....................................................   42

20   OBSERVER AND INFORMATION RIGHTS ........................................   42

21   NOTICES ................................................................   43
     21.1   Method ..........................................................   43
     21.2   Receipt .........................................................   43
     21.3   Notice to/from Vendors ..........................................   43
     21.4   Address of parties ..............................................   43

22   SUPERVENING LEGISLATION ................................................   44

23   GENERAL ................................................................   44
     23.1   Entire Agreement ................................................   44
     23.2   Paramountcy of agreement ........................................   44
     23.3   No merger .......................................................   44
     23.4   Attorneys .......................................................   44
     23.5   Amendment .......................................................   44
     23.6   Assignment ......................................................   44
     23.7   Severability ....................................................   44
     23.8   Waiver ..........................................................   44
     23.9   Rights, remedies additional .....................................   45
     23.10  Further assurances ..............................................   45
     23.11  Governing law ...................................................   45
     23.12  Jurisdiction ....................................................   45

     SCHEDULE 3 - WARRANTIES ................................................   46
     1      Vendor's Qualifications .........................................   46
     2      Corporate standing and authority ................................   46
     3      Financial Position ..............................................   47
     4      Financial Warranties ............................................   47
     5      Business ........................................................   47
     6      Records .........................................................   48
     7      Litigation ......................................................   48
     8      Insurance .......................................................   48
     9      Intellectual Property ...........................................   48
     10     Software ........................................................   49
     11     Plant and Equipment .............................................   49
     12     Business Premises and Property Leases ...........................   50
     13     Environment .....................................................   51
     14     Material Contracts ..............................................   51
     15     Suppliers and customers .........................................   52
     16     Litigation ......................................................   52
     17     Employees .......................................................   52

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE iv

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
18   Superannuation                                                             52
19   Information                                                                53
20   Tax and Duty                                                               53

ARNOLD BLOCH LEIBLER                               SHARE SALE AGREEMENT - PAGE v

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THIS AGREEMENT is made on     March 2005

PARTIES

      Each party set out in schedule 1

      and

      CATUITY INC
      of Level 4, Ballarat House
      68-72 Wentworth Avenue, Surry Hills, NSW 2010
      (" PURCHASER")

BACKGROUND

A     The Shares comprise all of the issued share capital in the Company.

B The Vendors are the registered holders of all of the Shares. Each of the Vendors hold the number of Shares as set out in schedule 1 opposite their respective names in their capacity as described in Schedule 1.

C The Vendors have agreed to sell the Shares and the Purchaser has agreed to buy the Shares on the terms and conditions of this agreement.

AGREED TERMS

1     DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this agreement, unless the context requires otherwise:

      "1936 ACT " means the Income Tax Assessment Act 1936 (Cth).

      "1997 ACT " means the Income Tax Assessment Act 1997 (Cth).

      " 2005 BUSINESS PLAN" means the budget and business plan of the Company for the 2004/2005 fiscal year.

      "A&B OBSERVER" means any observer appointed by A&B Venture Fund Company Pty Ltd under clause 20.

      "ACCOUNTING STANDARDS" means:

      (a) the accounting standards from time to time approved under the law of the Australia;

      (b) the requirements of the law of Australia in relation to the preparation and content of the accounts; and

      (c) if and to the extent that any matter is not covered by the accounting standards means other relevant accounting standards and generally accepted accounting principles

ARNOLD BLOCH LEIBLER                               SHARE SALE AGREEMENT - PAGE 6

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            applied from time to time in Australia for a company similar to the relevant Group Entity, except those principles and practices which are inconsistent with the standards or requirements referred to in paragraph (a) or (b).

      "ASIC" means the Australian Securities and Investment Commission.

      "ASSETS" means, in respect of each Group Entity, all of the assets used to conduct the Business.

      "ASSOCIATE" has the meaning given to that term by section 9 of the Corporations Act.

      "ASX" means Australian Stock Exchange Limited.

      "BUSINESS" means the business of providing loyalty and relationship marketing solutions conducted by the Group.

      "CAPITAL RAISING" means the creation, issue and allotment by the Purchaser of additional securities to raise funds of at least $5.6 million.

      "CLAIM" includes any allegation, debt, cause of action, Liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise.

      "CLAIM AMOUNT" means the amount a person is required to pay in Tax to a Tax Authority as a result of any Tax Claim.

      "COMPANY" means Loyalty Magic Pty Ltd (ACN 075 350 239).

      "COMPLETION" means completion of the sale and purchase of the Shares in accordance with clause 6 and "COMPLETE" has a corresponding meaning.

      "COMPLETION DATE" means the date that is 2 Business Days' after the date on which the last of the Conditions is satisfied or waived or such later date as the Purchaser and the Majority Vendors agree.

      "COMPLETION PAYMENT" means the amount to be paid by the Purchaser to each Vendor and to each Optionholder on Completion as listed opposite the name of each Vendor or Optionholder as the case may be in the second column in part 1 of Schedule 1 (as those amounts may be adjusted in accordance with Condition 7 of clause 2.1 and clause 8 of this agreement).

      "COMPLETION SECURITIES" means the number of fully paid ordinary shares in the Purchaser to be issued by the Purchaser in partial satisfaction of the Purchase Consideration as set out in the fourth column in part 1 of
      Schedule 1 (as that number of fully paid ordinary shares may be adjusted in accordance with Condition 7 of clause 2.1, clause 5 and/ or clause 8 of this agreement.

      "CONDITIONS" has the meaning given to that term in clause 2.1.

      "CONFIDENTIALITY AGREEMENTS" means the confidentiality agreements between each Employee and the Purchaser.

      "CONFIDENTIAL INFORMATION" means all trade secrets, concepts, ideas, know-how, processes, technology, techniques, research, data, plans, materials, financial, marketing and technical information, product development and other information, regardless of its form, relating to a Group Entity or its affairs or the Business which is proprietary or confidential in nature or which is treated by a Group Entity as confidential except information that is in the public domain, otherwise

ARNOLD BLOCH LEIBLER                               SHARE SALE AGREEMENT - PAGE 7

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      than through a breach of confidentiality by the Group Entity or any person to whom the Group Entity disclosed the information.

      "CONSIDERATION SECURITIES" means the number of fully paid ordinary shares in the Purchaser to be issued by the Purchaser in partial satisfaction of the Purchase Consideration as set out in part 1 of Schedule 1, being the aggregate of the Completion Securities and the aggregate of the Hold Back Securities.

      "CONSOLIDATED GROUP" has the same meaning ascribed to that term in section 995-1 of the 1997 Act.

      "CONTROL" means the possession directly or indirectly of the power, whether or not having statutory, legal or equitable force, and whether or not based on statutory, legal or equitable rights, directly or indirectly to control the membership of the controlling body of the relevant entity or to otherwise directly or indirectly direct or influence the direction of the management and policies of the relevant entity whether by means of trust, agreements, arrangements, understandings, practices, the ownership of Securities of the relevant entity or otherwise.

      "CONTRACT" means every binding agreement and arrangement entered into by a Group Entity.

      "CORPORATIONS ACT" means the Corporations Act 2001 (Cth).

      "DEPOSITHOLDER" means Computershare Investor Services Pty Ltd or such other reputable share registrar or a reputable investment bank nominated by the Purchaser.

      "EMPLOYEES" means each of the existing employees of the Company as set out in Schedule 5.

      "EMPLOYMENT CONTRACTS" means the current employment contracts between the Employees and the Company.

      "ENCUMBRANCE" means an interest or power:

      (a) reserved in or over any interest in any asset including, without limitation, any retention of title; or

      (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

      by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and any interest, right or power arising from any option, equity, preferential interest, adverse interest or third party claim or right of any kind and whether existing or agreed to be granted or created.

      "END DATE" means 30 June 2005.

      "ESCROW AGREEMENTS" means each agreement entered into between the Major Vendors and the Purchaser dated on or about the date of this Agreement.

      "ESCROW PERIOD" means a period of 6 months from the date of Completion.

      "EQUITY SECURITIES" means shares, preference shares, options, convertible notes, warrants or other securities or instruments convertible or exercisable into shares or other securities in the Purchaser.

      "EXPERT" means an independent accountant appointed by the Vendors and the Purchaser, or if they do not agree on the person to be appointed within 5 days of one party requesting the

ARNOLD BLOCH LEIBLER                               SHARE SALE AGREEMENT - PAGE 8

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      appointment, an independent accountant appointed by the President for the time being of the Australian Institute of Chartered Accountants (Victoria branch) at the request of any of the Vendors or the Purchaser.

      "FINANCIAL INDEBTEDNESS" means any debt or other monetary liability (whether actual or contingent) in respect of moneys borrowed or raised or any financial accommodation whatsoever and irrespective of whether the debt is owned or incurred by a person alone or severally or jointly or both with any other person.

      "GOVERNMENT AGENCY" means:

      (a)   a government or government department;

      (b) a governmental, semi-governmental, regulatory or judicial entity or government agency; or

      (c) a person (whether autonomous or not) who is charged with the administration of a law.

      "GROUP" means, from time to time, the group of companies and trusts comprising the Group Entities.

      "GROUP ENTITY" means any of the Company and any:

      (a) company the shares of which is wholly owned by the Company or ultimately wholly beneficially owned by the Company from time to time;

      (b) unit trust the units of which is wholly owned by the Company or ultimately wholly beneficially owned by the Company (and, where relevant, a reference to such unit trust includes a reference to the trustee of that trust) from time to time, and "GROUP ENTITIES" means all of them.

      "HOLD BACK AMOUNT" means the amount to be paid by the Purchaser to the Depositholder in accordance with Clause 5.3 as listed opposite the name of each Vendor in the third column in Schedule 1.

      "HOLD BACK PERCENTAGE" in respect of a Major Vendor means the percentage that the number of Hold Back Securities listed opposite the name of that Major Vendor in the fifth column in Schedule 1 bears to the aggregate of the total number of Completion Securities and Hold Back Securities listed opposite the name of that Major Vendor in the fourth and fifth columns in
      Schedule 1.

      "HOLD BACK SECURITIES" means the number of fully paid ordinary shares in the Purchaser to be issued by the Purchaser in partial satisfaction of the Purchase Consideration as listed opposite the name of each Vendor and each applicable Optionholder in the fifth column in Schedule 1 (if any) that are actually issued to each Vendor or Optionholder and released from holdback in accordance with Clause 5.4.

      "HEAD COMPANY" has the same meaning as is ascribed that term in section 995-1 of the 1997 Act.

      "IMMEDIATELY AVAILABLE FUNDS" has the meaning given to that term in clause 1.3(a).

      "INSOLVENCY EVENT" means the occurrence of any of the following events in relation to any person:

      (a) the person becomes insolvent as defined in the Corporations Act, states that it is insolvent or is presumed to be insolvent under an applicable law;

ARNOLD BLOCH LEIBLER                               SHARE SALE AGREEMENT - PAGE 9

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      (b)   the person is wound up, dissolved or declared bankrupt;

      (c) the person becomes an insolvent under administration as defined in the Corporations Act;

      (d) a liquidator, provisional liquidator, controller, receiver, receiver and manager (or any one else who is in possession or has control of the person's property to enforce an Encumbrance) administrator, trustee for creditors, trustee in bankruptcy or other similar person is appointed to, or takes possession or control of, any or all of the person's assets or undertaking;

      (e)   the person enters into or becomes subject to:

            (i) any arrangement or composition with one or more of its creditors or any assignment for the benefit of one or more of its creditors; or

            (ii) any re-organisation (other than solvent reconstructions or re-organisations), moratorium, deed of company arrangement or other administration involving one or more of its creditors;

      (f) an application or order is made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken which is preparatory to or could result in any of (b), (c), (d) or (e) above;

      (g) the person is taken, under section 459F(1) of the Corporations Act, to have failed to comply with a statutory demand;

      (h) the person suspends payment of its debts, ceases or threatens to cease to carry on all or a material part of its business or becomes unable to pays its debts when they fall due; or

      (i) anything occurs under the law of any jurisdiction which has a substantially similar effect to any of the other paragraphs of this definition.

      "INTELLECTUAL PROPERTY RIGHTS" means:

      (a) any patents, utility models, copyrights, registered and unregistered trade marks or service marks, trade names, brand names, business names, indications of source or appellations of origin, eligible layout rights, plant variety rights, registered designs and commercial names and designations;

      (b) any invention, discovery, trade secret, know-how, computer software and confidential, scientific, technical and product information;

      (c) any other rights resulting from intellectual activity in the industrial, scientific, literary and artistic fields whether industrial, commercial, agricultural or extractive and whether dealing with manufactured or natural products; and

      (d) any letters patent, deed of grant, certificate or document of title for any thing referred to in paragraphs (a), (b), or (c) and any medium in which a thing referred to in those paragraphs is stored or embodied.

      "KEY EMPLOYMENT CONTRACT" means the employment contract between the Purchaser and Chris Leach.

      "LAST ACCOUNTS" means the balance sheet and profit and loss statement of the Company for the period ending 31 January 2005 prepared in accordance with Accounting Standards which is annexed as Schedule 4.

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 10

      "LIABILITY" includes all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatsoever nature or description irrespective of when the acts, events or things giving rise to the liability occurred.

      "LOSS" includes any damage, loss, cost, Claim, Liability or expense (including legal costs and expenses).

      "MAJOR VENDORS" means A&B Venture Fund Company Pty Ltd as trustee of the Allen & Buckeridge II Trust, Judith Course as trustee of the Course Family Trust, Warren Voss as trustee of the Bernadene Hug Family Trust and Antony Course, Bernadene Hug and Chris Leach (who are regarded as Vendors for the purpose of this definition), Warana Grange Pty Ltd and Navon Pty Ltd as trustee of the Shemesh Trust.

      "MAJORITY VENDORS" means such of the Major Vendors who between them hold more than 50% of the Shares held by all Major Vendors. The options held by Chris Leach will be counted as Shares for the purpose of this definition.

      "MATERIAL ADVERSE CHANGE" means any one or more changes, effects, events, occurrences, state of facts or developments that resulted in, or could reasonably be expected to result in, an adverse change of more than 10% of net assets, occurring between the date of this agreement and the Completion Date.

      "OPTION PLAN" means the employee share option plan entered into by the Company and in force on 1 January 2005.

      "OPTIONHOLDER" mean a holder of employee options over ordinary shares issued under and in accordance with the Option Plan and Michelle Benson in respect of the amount of the Purchase Consideration that the Vendors have agreed to pay to her (as detailed in Schedule 1) in consideration for her services to the Company prior to the date of this Agreement.

      "PROTECTED VENDORS" means:

      (a)   A&B Venture Fund Company Pty Ltd;

      (b) Chris Leach (who is regarded as a Vendor for the purpose of this definition); and

      (c) each other Major Vendor listed on the list of Major Vendors that is provided to the Purchaser prior to Completion pursuant to clause 5.6 who is accepted by the Purchaser.

      "PURCHASE CONSIDERATION" means the purchase price payable and the Consideration Securities to be issued as consideration for the sale of the Shares as specified in clause 4.1.

      "PURCHASER'S GROUP ENTITY" means any of the Purchaser and any:

      (a) company the shares of which is wholly owned by the Purchaser or ultimately wholly beneficially owned by the Purchaser from time to time;

      (b) unit trust the units of which is wholly owned by the Purchaser or ultimately wholly beneficially owned by the Purchaser (and, where relevant, a reference to such unit trust includes a reference to the trustee of that trust) from time to time, and PURCHASER'S GROUP ENTITIES means all of them.

      "RECORDS" means originals and copies, in machine readable or printed form, of all books, files, reports, records, correspondence, documents, data and other material of or relating to or used in connection with a Group Entity or the Business including:

      (a) minute books, records of meetings or resolutions of shareholders and directors, statutory books and registers, books of account, journals, copies of tax returns, assessments,

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 11
            notices and all other such records required by law to be kept by a Group Entity, tax advice provided and tax position papers;

      (b) all financial statements, books of accounts, accounts, trading and financial records, title documents, records with respect to employees and superannuation entitlements of employees, leases, Contracts, agreements and insurance policies;

      (c) sales literature, market research reports, brochures and other promotional material (including printing blocks, negatives, sound tracks and associated material);

      (d) all sales and purchasing records, technical and business records, databases, lists of all regular suppliers and customers and customer and supplier files and correspondence; and

      (e) all other records, data, documents and papers relating to the Business, its Assets and operations and liabilities of the Group Entity kept by or for it.

      "REGULATORY APPROVALS" means:

      (a) any consent, authorisation, registration, filing, lodgement, permit, franchise, agreement, notarisation, certificate, permission, licence, approval, direction, declaration, authority, ruling or exemption from, by or with a Government Agency; or

      (b) in relation to anything that would be fully or partly prohibited or restricted by law if a Government Agency intervened or acted in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action, as may be necessary to satisfy the condition precedent in condition 2 in clause 2.1.

      "RELATED BODY CORPORATE" has the meaning given to that term in section 9 of the Corporations Act.

      "RELATED DIRECTOR" means, in relation to a Vendor that is a company or corporate trustee, each person who is or in the last six months has been a director of that Vendor.

      "RELATED ENTITY" has the meaning given to that term in the Corporations
      Act.

      "RESPECTIVE VENDOR LIABILITY" means each Major Vendor's respective proportional liability to any Claims made by the Purchaser against the Major Vendors under this agreement which is an amount equivalent to the relevant Major Vendor's proportion of the Purchase Consideration provided to all Major Vendors (including, for the avoidance of doubt, Chris Leach), which for convenience is set out opposite the name of each Major Vendor as a percentage in the ninth column of Schedule 1 of this agreement. Chris Leach's Respective Vendor Liability is to be calculated as though he had exercised his options and had been paid in the same manner as the Vendors. Each Major Vendors' liability is subject to the maximum cap and other limitations set out in clause 11.

      "RESTRICTED ACTIVITIES" has the meaning given to that term in clause 14.2.

      "RESTRICTION AREA" has the meaning given to that term in clause 14.3.

      "RESTRICTION PERIOD" has the meaning given to that term in clause 14.4.

      "RETIRING OFFICERS" means each person named in Schedule 2.

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 12

      "REQUIRED APPROVALS" means each of the following as may be required:

      (a) an ordinary resolution of the Purchaser's members to approve the issue of the Consideration Securities to the Vendors pursuant to the terms of this agreement;

      (b) approvals by necessary legal, securities and regulatory authorities in the United States, Australia and other jurisdictions, as necessary;

      (c) approval by shareholders of the Purchaser of the acquisition of the Company and the Capital Raising including without limitation:

            (i)   a shareholder resolution in accordance with ASX listing rule
                  7.1 in connection with the issue of more than 15% of the share capital of the Purchaser in a 12 month period;

            (ii)  a shareholder resolution in accordance with ASX listing rule
                  11.1 in connection with a significant change in the scale of the activities of the Purchaser.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES" means shares, debentures, stocks, bonds, notes, interests, units, warranty, options, derivative instruments or any other securities.

      "SHARES" means all of the shares in the capital of the Company and, in respect of each Vendor, means the shares in the capital of the Company held by that Vendor on the Completion Date.

      "SOFTWARE" means the software described in Part B of Schedule 6.

      "TAX" means any present or future tax, levy, impost, deduction, charge, duty, compulsory loan or withholding of whatever kind and whether direct or indirect, including but not limited to income tax, capital gains tax, recoupment tax, land tax, sales tax, goods and services tax, payroll tax, tax instalment deduction, fringe benefits tax, group tax, profit tax, interest tax, property tax, undistributed profits tax, withholding tax, municipal rates, stamp duty, import duty (and any related interest, penalty, fine or expense in connection with any of them) levied or imposed by any Tax Authority, whether accruing before or after Completion.

      "TAX AUTHORITY" means the Australian Taxation Office or any Australian state authority responsible for Tax, wherever situated.

      "TAX CLAIM" means an assessment (including a Tax return deemed to be an assessment), notice, demand or other document issued or action taken by or on behalf of a Tax Authority, whether before or after the date of this agreement, as a result of which the Company is liable to make a payment for Tax or is deprived of any Tax credit, rebate, refund, relief, allowance, deduction, or loss carried forward subject to the time limit on any claim as described in Section 10.3 (ii).

      "TAX PROVISION" means at any time, the sum of:

      (a)   the provision for current Tax; and

      (b)   the deferred tax provision,

      each as stated in the Last Accounts.

      "VENDOR" means each person named as a vendor in Schedule 1. For the purposes of Clauses 5.1 and 5.2, each of Chris Leach, Bernadene Hug and Michelle Benson will also be deemed to be a Vendor.

      "VENDOR QUALIFICATIONS" means the warranties provided in part A of schedule 3.

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 13

      " WARRANTIES" means the Major Vendors' warranties set out in schedule 3 excluding the Vendor Qualifications.

1.2   WORDS AND EXPRESSIONS

      In this agreement, unless the context requires otherwise:

      (a)   the singular includes the plural and vice versa;

      (b)   words denoting any gender include all genders;

      (c) where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

      (d) a reference to a party, clause, paragraph, schedule or annexure is a reference to a party, clause, paragraph, schedule or annexure to or of this agreement;

      (e)   a reference to this agreement includes any schedules or annexures;

      (f) the background or recitals to this agreement are adopted as and form part of this agreement;

      (g) a reference to any document or agreement includes a reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;

      (h) a reference to "$", "A$" or "dollar" is a reference to Australian currency;

      (i) a reference to a time is a reference to Australian Eastern Standard Time;

      (j) a reference to a party includes its executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns;

      (k) a reference to writing includes any method of representing words, figures or symbols in a permanent and visible form;

      (l) words and expressions denoting natural persons include bodies corporate, partnerships, associations, firms, governments and governmental authorities and agencies and vice versa;

      (m) a reference to any legislation or to any provision of any legislation includes:

            (i)   any modification or re-enactment of the legislation;

            (ii) any legislative provision substituted for, and all legislation, statutory instruments and regulations issued under, the legislation or provision; and

            (iii) where relevant, corresponding legislation in any State or
                  Territory of Australia or the United States of America;

      (n) no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this agreement or any part of it; and

      (o) the words "including", "for example", "such as" or other similar expressions (in any form) are not words of limitation.

1.3   OTHER RULES OF INTERPRETATION

      In this agreement, unless expressly provided otherwise:

      (a) (METHOD OF PAYMENT) any payment of money by one party to another will be made in Australian currency in cash, by bank cheque or by credit of cleared funds to a bank account specified by the recipient (" IMMEDIATELY AVAILABLE FUNDS");

      (b) (CLAIM PAYMENTS IN WHOLE) all payments required to be made by the Major Vendors or the Depositholder under this agreement must be made in accordance with any award made by an Arbitrator under clause 11.5(a) without set-off or counter claim;

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 14

      (c) (HEADINGS) headings are for convenience and do not affect interpretation;

      (d)   (BUSINESS DAYS) if:

            (i) the day on or by which any act, matter or thing is to be done is a day other than a Business Day, the act, matter or thing will be done on the next Business Day; and

            (ii) any money falls due for payment on a date other than a Business Day, that money will be paid on the next Business Day (without interest or any other amount being payable in respect of the intervening period);

      (e) (INCONSISTENCY WITHIN AGREEMENT) if a clause of this agreement is inconsistent with a schedule or annexure of this agreement, the clause prevails to the extent of the inconsistency;

      (f) (MATERIALITY THRESHOLD) without limitation, any Claim that is made in respect of an amount in excess of the minimum amount specified in clause 11.4(a)(ii) will be deemed to be material.

2     CONDITIONS

2.1   CONDITIONS

      The obligations of each party to complete the sale and purchase of the Shares under this agreement is subject to the satisfaction of each of the following conditions:

 NO.                  CONDITION                         PARTY ENTITLED TO THE BENEFIT
----  -----------------------------------------------   ------------------------------
1     (REQUIRED APPROVALS) the passing of the           Majority Vendors and Purchaser
      Required Approvals.

2     (REGULATORY APPROVALS) All Regulatory             Majority Vendors and Purchaser
      Approvals required to implement the
      transaction contemplated by this agreement
      are granted or obtained.

3     (LISTING) As at the Completion Date, the          Majority Vendors and Purchaser
      Purchaser's main class of securities are
      quoted on the NASDAQ & ASX.

4     (COMPANY DUE DILIGENCE) Completion of             Purchaser
      business, operational and financial due
      diligence of the Company by the Purchaser
      and the Purchaser is satisfied that no Material
      Adverse Change has occurred since the date
      of this agreement.

5     (PURCHASER DUE DILIGENCE) Completion of           Vendors
      business, operational and financial due
      diligence of the Purchaser by the Vendors
      and the Vendors are satisfied that no Material
      Adverse Change has occurred since the date
      of this agreement.

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 15

 NO.                  CONDITION                         PARTY ENTITLED TO THE BENEFIT
----  -----------------------------------------------   ------------------------------
6     (LEGAL DUE DILIGENCE) Completion of the           Purchaser
      legal due diligence of the Company by the
      Purchaser and the Purchaser is satisfied that
      no Material Adverse Change has occurred
      since the date of this agreement.

7     (BALANCE SHEET) The Vendors written               Purchaser
      confirmation of the cash and cash equivalents
      (as determined under the Accounting
      Standards and in the manner specified in
      Clause 8.2) on the balance sheet of the
      Company as at the Completion Date. Any
      shortfall below $300,000 can be deducted
      from the Purchase Consideration payable to
      each Vendor (proportionately from the
      Completion Payment and the Completion
      Securities).

8     (INTELLECTUAL PROPERTY) The Major Vendors         Purchaser
      providing written confirmation by executing
      this agreement that the Company's
      Intellectual Property Rights listed in
      Schedule 6 are not subject to any third party
      ownership claims, are not subject to third
      party infringement claims and completion of a
      technical and product audit.

9     (KEY EMPLOYMENT CONTRACT) Execution of            Purchaser
      the Key Employment Contract.

10    (ESCROW AGREEMENTS) Execution of the              Purchaser
      Escrow Agreements.

11    (MATERIAL CONTRACTS) Review of the Material       Purchaser
      Contracts is completed and the Purchaser is
      satisfied that if any of the Material Contracts
      are capable of being terminated by any other
      party to those Material Contracts as a
      consequence of the change in control of the
      Company that, the Vendors have obtained the
      consent of those parties to the sale by the
      Vendors of the Shares to the Purchaser.

12    (CONFIDENTIALITY AGREEMENTS) Execution of         Purchaser
      the Confidentiality Agreements.

13    (CAPITAL RAISING) Successful closing of the       Majority Vendors and Purchaser
      Capital Raising.

14    (DEPOSIT AGREEMENT) Execution of an               Majority Vendors and Purchaser
      agreement with the Depositholder.

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 16

 NO.                  CONDITION                         PARTY ENTITLED TO THE BENEFIT
----  -----------------------------------------------   ------------------------------
15    (KEY EMPLOYMENT CONTRACT) Execution of            Majority Vendors and Purchaser
      the Key Employment Contract.

16    (REPRESENTATIONS AND WARRANTIES) Any of           Purchaser
      the Warranties is not true and correct in all
      material respects at the date that it is made,
      unless the Purchaser has accepted a written
      notification from the Major Vendors regarding
      that Warranty.

2.2   REASONABLE ENDEAVOURS

      The parties agree to use all reasonable endeavours to ensure that the Conditions are satisfied by the End Date.

2.3   WAIVER OF CONDITIONS

      A Condition may only be waived in writing by each party entitled to the benefit of that Condition and the waiver will only be effective to the extent specifically set out in that waiver.

2.4   NON-SATISFACTION

      If any of the conditions under clause 2.1 is not satisfied by the End Date, then at the option of a party entitled to the benefit under the condition precedent, this agreement may be terminated with immediate effect by giving written notice to the other parties. In the case of a condition to the benefit of the Vendors, only Majority Vendors may terminate. For the avoidance of doubt, if this Agreement is terminated pursuant to this clause 2.4, none of the parties have any liability to any other party.

2.5   NOTICE OF SATISFACTION

      Each party must notify the other parties in writing as soon as practicable after it becomes aware that any Condition is satisfied or that any Condition is incapable of being satisfied.

3     SALE AND PURCHASE OF SHARES

3.1   SALE AND PURCHASE

      (a) Subject to clause 2, on the Completion Date each Vendor will sell the Shares set out opposite the name of that Vendor in schedule 1 to the Purchaser and the Purchaser will buy those Shares for the Purchase Consideration on and subject to the terms and conditions of this agreement.

      (b) The Vendors will do all things necessary to ensure the transfer of the legal and beneficial title of the Shares to the Purchaser on the terms and conditions of this agreement.

3.2   FREE FROM ENCUMBRANCES

      The Shares must be transferred to the Purchaser under clause 3.1 on and from Completion free from all Encumbrances (but excluding any Encumbrance created by or on behalf of the Purchaser) and with all rights, including dividend rights, attached or accruing to them.

3.3   TITLE AND PROPERTY

      Title to and risk in the Shares passes to the Purchaser on Completion. Until Completion, the Vendors remain the owners of and bear all risk in connection with the Shares.

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 17

3.4   WAIVER

      By executing this agreement, each Vendor waives any pre-emptive rights they may have in respect of the sale or transfer of the Shares, including, without limitation, under the constitution or shareholders agreement of the Company.

3.5   EMPLOYEE OPTIONS

      The Optionholders are as set out in part 2 of Schedule 1. In accordance with the terms of the Option Plan of the Company, the board of the Company has resolved that all the options on issue over ordinary shares which are not exercised prior to the date of this agreement will be cancelled in exchange for the difference between the amount of cash consideration payable for each Share in the Company and the exercise price of the relevant options. For this purpose, on the Completion Date, the Purchaser on behalf of the Company must pay to each of the Optionholders an amount being the difference between the amount of cash consideration payable for each Share in the Company and the exercise price of the relevant options. All Optionholders other than Chris Leach will be paid in cash only. The consideration payable to Chris Leach will be apportioned between the Completion Payments and Completion Securities as set out in Schedule 1. If any Optionholder exercises any of his options prior to the date on which they are due to be cancelled, the parties will make such adjustments between them to ensure that the Optionholder is treated as a Vendor for the purposes of this Agreement and the Purchase Consideration shall be reapportioned amongst all of the Vendors (including the Optionholder) and
      Schedule 1 shall be amended accordingly.

4     PURCHASE CONSIDERATION

4.1   PURCHASE CONSIDERATION

      The Purchase Consideration for the Shares is:

      (a) $3,600,000 less any amount that is deducted pursuant to Condition 7 in clause 2.1 plus any additional amount calculated in accordance with clause 8; and

      (b) the issue by the Purchaser of the Consideration Securities less any number of Consideration Securities deducted pursuant to Condition 7 in clause 2.1 plus any additional Consideration Securities issued in accordance with clause 5.2 or clause 8.

            For illustrative purposes, assuming a price of $5.10 for each of the Consideration Securities, the Purchaser is issuing $1,900,000 worth of Consideration Securities. The aggregate value and number of the Consideration Securities may be reduced pursuant to Condition 7 of clause 2.1. Likewise, the number of Consideration Securities may be increased pursuant to clause 5.2 or clause 8.

4.2   APPORTIONMENT OF PURCHASE CONSIDERATION

      (a) The Purchase Consideration will be apportioned between the Vendors and the Optionholders in the proportions set out in Schedule 1. Each of the Vendors and the Optionholders unequivocally and irrevocably agrees to the apportionment set out in Schedule 1 and confirms to the Purchaser that this apportionment accurately reflects the arrangements between them (including, without limitation, the rights of each person to whom an option has been granted by the Company and the rights of Chris Leach, Bernadene Hug and Michelle Benson under an incentive arrangement agreed between the Vendors, the Company and each of them).

      (b) If there is an adjustment to the Purchase Consideration as a result of Condition 7 in clause 2.1 or clause 8:

            (i) each Vendors' Completion Payment and Completion Securities (as applicable) will proportionately adjusted to reflect the adjusted Purchase Consideration; and

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 18

            (ii) the details set out in Schedule 1 of this agreement are deemed to be varied automatically (without the need for any action on the part of any party) to reflect the adjustment.

5     PROVISION OF THE PURCHASE CONSIDERATION

5.1   SATISFACTION OF PURCHASE CONSIDERATION

      As has been agreed with each Vendor and set out in Schedule 1, the Purchase Consideration will be satisfied on Completion:

      (a) in respect of each Vendor who has elected to receive its consideration in cash, by the payment by the Purchaser to that Vendor of the Completion Payment set out opposite the name of that Vendor in Schedule 1 with the applicable Hold Back Amount to be held by the Depositholder in accordance with this agreement; or

      (b) in respect of each Vendor who has elected to receive its consideration in part in cash and in part by the issue of Consideration Securities, in part by the payment by the Purchaser to that Vendor of the Completion Payment set out opposite the name of that Vendor in Schedule 1 and in part by the Purchaser issuing or procuring the issue to that Vendor of the number of Completion Securities set out opposite the name of that Vendor in Schedule 1 with the applicable Hold Back Amount and Hold Back Securities to be held by the Depositholder in accordance with this agreement;

      (c) in respect of each Vendor who has elected to receive its consideration solely by the issue of Consideration Securities, by the issue by the Purchaser to that Vendor of the number of Completion Securities set out opposite the name of that Vendor in
            Schedule 1 with the applicable Hold Back Securities to be held by the Depositholder in accordance with this agreement;

      (d) in respect of each Optionholder other than Chris Leach, by the payment by the Purchaser to that Optionholder of the Completion Payment set out opposite the name of that Optionholder in
            Schedule 1;

      (e) in respect of Chris Leach, in part by the payment by the Purchaser to that Optionholder of the Completion Payment set out opposite the name of that Optionholder in Schedule 1 and in part by the Purchaser issuing or procuring the issue to that Optionholder of the number of Completion Securities set out opposite the name of that Optionholder in Schedule 1 with the applicable Hold Back Amount and Hold Back Securities to be held by the Depositholder in accordance with this agreement.

      If applicable, after Completion, the Purchase Consideration will be satisfied by the issue of such additional Completion Securities calculated in accordance with clause 5.2 of this agreement with additional Hold Back Securities (if any) to be held by the Depositholder in accordance with clause 5.4 of this agreement.

5.2   ADJUSTMENT OF CONSIDERATION SECURITIES

      (a) Subject to clauses 5.2(c), and (e), for the period from the date of this agreement until 6 months from Completion Date and including the Capital Raising, if the Purchaser issues or agrees to issue additional ordinary shares in itself unattached to any other Equity Securities in itself and the effective issue price for those ordinary shares is less than A$5.10, the Purchaser agrees to immediately issue to the Vendors who received Consideration Securities (in whole or as a portion of the Purchase Consideration for their Shares) such number of additional ordinary shares in the Purchaser calculated as follows:

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 19

                (NP)
            S = ----- x (NCS) - NCS
                (LIP)

            where:

            S is the number of further shares to be issued to that Vendor;

            LIP is the lower issue price of the ordinary shares issued by the Purchaser during the Escrow Period;

            NCS is the number of Consideration Securities set out opposite the name of that Vendor in Schedule 1 (as may be adjusted by previous application of this clause).

            NP is A$5.10 or such lower price at which ordinary shares may previously have been issued by the Purchaser during the Escrow Period and in respect of which issue this clause 5.2 was previously applied.

      (b) Subject to clauses 5.2(b)(ii), and (e), for the period from the date of this agreement until 6 months from the Completion Date and including the Capital Raising, if the Purchaser issues or agrees to issue additional ordinary shares in itself ("Additional Shares") attached to any other Equity Securities in itself and the effective issue price for the acquisition of a minimum parcel of those Additional Shares and Equity Securities is less than A$5.10, the Purchaser agrees to immediately issue to the Vendors who received Consideration Securities (in whole or as a portion of the Purchase Consideration for their Shares):

            (i) such number of additional ordinary shares in the Purchaser calculated as follows:

                      (NP)
                  S = ----- x (NCS) - NCS
                      (LIP)

where:

                  S is the number of further ordinary shares to be issued to that Vendor;

                  LIP is the lower effective issue price of each ordinary share in the parcel of ordinary shares and Equity Securities that are issued by the Purchaser during the Escrow Period;

                  NCS is the number of Consideration Securities set out opposite the name of that Vendor in Schedule 1 (as may be adjusted by previous application of this clause).

                  NP is A$5.10 or such lower price at which ordinary shares may previously have been issued by the Purchaser during the Escrow Period and in respect of which issue this clause 5.2 was previously applied.

            (ii)  such number of Equity Securities calculated as follows:

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 20

                  ES = CS x AS

                  where:

                  ES is the number of Equity Securities to be issued to that Vendor.

                  S is the number of Consideration Securities that will be held by that that Vendor after the further issue of ordinary shares under clause 5.2(b)(i).

                  AS is the number of Equity Securities attached to each Additional Share in a minimum parcel of those Additional Shares and Equity Securities to be issued by the Purchaser.

      (c) In any particular circumstances, the Major Vendors by unanimous decision may waive or agree to vary the operation of the provisions of clause 5.2(a) or 5.2(b) (as applicable).

      (d) For the avoidance of doubt, no Vendor will be required to pay any additional amount for the issue to it of any Additional Shares or Equity Securities pursuant to clause 5.2(b) unless the amount payable by a third party to acquire a minimum parcel of Additional Shares and attached Equity Securities exceeds A$5.90. If the amount payable by a third party to acquire a minimum parcel of Additional Shares and attached Equity Securities exceeds A$5.90, the Vendor is entitled to such whole number of Additional Shares and thereafter such whole number of Equity Securities that are able to be acquired for an amount not exceeding A$5.90. The relevant Vendor may also elect to pay the difference between A$5.90 and the higher actual third party subscription price above A$5.90 in order to receive all of the Additional Shares and attached Equity Securities in the parcel offered to the third parties.

      (e) If any additional ordinary shares or Equity Securities are to be issued by the Purchaser to a Major Vendor pursuant to clauses 5.2(a) or (b), the Hold Back Percentage of those additional ordinary shares will be held back by the Depositholder in accordance with clause 5.4 of this agreement.

5.3   HOLD BACK AMOUNTS

      (a) The Major Vendors and the Purchaser will jointly instruct the Depositholder to hold the Hold Back Amounts in an interest bearing account in the names of the Major Vendors and the Purchaser and to pay the aggregate Hold Back Amount together with accrued interest on the date that is six months after the Completion Date unless the Purchaser has given notice of a Claim pursuant to clause 11.1.

      (b) If the Purchaser has given notice of a Claim pursuant to clause 11.1, the Hold Back Amounts will be paid in accordance with any agreement reached by the Purchaser and the Major Vendors who, but for the Claim, would have been entitled to that Hold Back Amount and otherwise in accordance with the decision of any Mediator or Arbitrator appointed pursuant to clause 11.6.

      (c) Interest on the Hold Back Amounts (or any portion of the Hold Back Amounts) must be paid to whichever of the Purchaser or the Major Vendors is entitled to the Hold Back Amounts (or that portion of those Hold Back Amounts) under this clause 5.3.

      (d) The party who is entitled to the Hold Back Amount bears the risk of losing the Hold Back Amount if the Depositholder defaults in paying the Hold Back Amount to that party when required to do so under the terms of the joint instructions given to the Depositholder by the Major Vendors and the Purchaser.

5.4   HOLD BACK SECURITIES

      If the Purchaser has given notice of a Claim pursuant to clause 11.1, the Hold Back Securities will be delivered to the Vendors or the required number of Hold Back Securities will be returned to the Purchaser in accordance with any agreement reached by the Purchaser and the Major Vendors

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 21
      who, but for the Claim, would have been entitled to be issued the Hold Back Securities and otherwise in accordance with the decision of any Mediator or Arbitrator appointed pursuant to clause 11.6.

5.5   RELEASE OF HOLD BACK SECURITIES AND PAYMENT OF HOLD BACK AMOUNTS

      Any release of Hold Back Securities pursuant to clause 5.4 or payment of the Hold Back Amounts pursuant to clause 5.3 will be done in accordance with clause 11.5.

5.6   DOWNSIDE PROTECTION

      (a) Prior to Completion A&B Venture Fund Company Pty Ltd shall deliver to the Purchaser a list of the Protected Vendors and the number of Consideration Securities (including the share certificate number or other identifying number) held by each such Protected Vendor to which the succeeding provisions of this clause 5.6 applies ("Protected Securities"). The number of Protected Securities referred to on the list must not exceed 150,000. Upon any additional ordinary shares or Equity Securities being issued by the Purchaser pursuant to clauses 5.2(a) or (b), the number of Protected Securities shall be recalculated accordingly and the Major Vendors shall deliver to the Purchaser a revised list specifying the revised number of Protected Securities (including the share certificate number or other identifying number) held by each Protected Vendor, which revised numbers shall be in the same proportions as the numbers specified on the original list.

      (b) If the Purchaser is able to arrange or approves a placement, the number of Protected Securities will be reduced as follows:

                          DV
            NCS = ( 1 - ------- ) x OCS
                          BV
            where:

            NCS is the revised number of Protected Securities;

            DV is the aggregate amount (in Australian Dollars) payable by a purchaser of the Consideration Securities under the placement;

            BV is A$775,000 (as that amount may have been reduced by the amount payable by a purchaser of Consideration Securities under any prior placement to which this clause applied;

            OCS is the number of Protected Securities prior to the placement, being as the date of this Agreement, 150,000.

            For the avoidance of doubt, this clause 5.6 will cease to apply once the revised number of Protected Securities is reduced to zero.

      (c) The succeeding provisions of this clause 5.6 will apply if at the close of trading on NASDAQ on the last business day immediately before the day that is 6 months from the Completion Date ("Protection Date") the weighted average share price (as converted into Australian Dollars in the manner specified in paragraph 5.6(g)) of the ordinary shares in the Purchaser traded on NASDAQ for the 20 trading days immediately preceding and ending on (and including) the Protection Date is less than A$5.10 or such lower price at which ordinary shares may previously have been issued by the Purchaser during the Escrow Period and in respect of which issue clause 5.2 was previously applied.

      (d) Subject to the succeeding provisions of this clause 5.6, within 14 days of the date that is the first anniversary of the Completion Date (or if later, the date that is six months after the relevant Protected Securities are released from any further escrow imposed by the ASX or NASDAQ) each Protected Vendor may request the Purchaser to pay to it and the

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 22

            Purchaser is required to pay an amount in Immediately Available Funds calculated as follow

            AA = ( LIP - LTP ) x PCS

            Where:

            AA is the additional amount to be paid to that Protected Vendor;

            LIP is the lower A$5.10 or such lower price at which ordinary shares may previously have been issued by the Purchaser during the Escrow Period and in respect of which issue clause 5.2 was previously applied;

            LTP is the higher of:

            (i) the weighted average share price (as converted into Australian Dollars in the manner specified in paragraph 5.6(g)) of the ordinary shares in the Purchaser traded on NASDAQ for the 20 trading days immediately preceding and ending on (and including) the Protection Date: and

            (ii) the average price that that Protected Vendor sold its Protected Securities during the period:

                  (A) from the date that is 6 months after the Completion Date to, but not, including the first anniversary of the Completion Date; or

                  (B) if the relevant Protected Securities are subject to escrow by NASDAQ or ASX for a continuous period of longer than 6 months after the Completion Date, from the date that is 6 months after the Completion Date to, but not, including, the date that is six months after the relevant Protected Securities are released from that escrow.

            PCS is the number of Protected Securities sold by that Protected Vendor during the applicable period referred to in subclause (ii) of the definition of LTP.

            Any such request must contain such reasonable details as the Purchaser may require including details of all sales of shares made by that Protected Vendor during that period, the sale price of those shares (exclusive of the cost of that transaction) and the details of each sale that relates to Protected Securities.

      (e) The maximum aggregate amount that the Purchaser may be required to pay to the Protected Vendors pursuant to clause 5.6(d) is A$510,000.

      (f) The provisions of this clause 5.6 cease to apply immediately upon the Protected Vendors having received A$775,000 from the sale of any Protected Securities (whether under any placement or otherwise) or pursuant to the operation of this clause 5.6.

      (g) The exchange rate applicable to this clause 5.6 will be the average of the USD/AUD exchange rates for the 20 trading days immediately preceding and ending on (and including) the Protection Date as published in the Australian Financial Review.

      (h) In consideration for the obligations agreed to by the Purchaser pursuant to this clause 5.6, each of the Protected Vendors agrees to dispose of their Consideration Securities and other Equity Securities in the Purchaser in a fair and reasonable manner so as to ensure that at all times there is an orderly and efficient market for the Purchaser's shares and that there is not undue downward pressure on or fluctuations in the traded price of the Purchaser's securities.

      (i) In the event that the ordinary shares of the Purchaser are not quoted on NASDAQ during the periods required to give effect to this clause 5.6, the references to "NASDAQ" in this clause 5.6 are to be replaced by "ASX" and the clause is to be otherwise varied to give effect to the intention of the clause.

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 23

5.7   PUBLIC ANNOUNCEMENT

      During the applicable period referred to in subclause (ii) of the definition of LTP in clause 5.6, no Protected Vendor may make or authorise any other person to make any public announcement or communication relating to a sale or proposed sale of any of their Consideration Securities or other Equity Securities in the Purchaser prior to the sale of those securities.

5.8   NO LIMITATION

      For the avoidance of doubt, nothing in this clause 5 limits the amount of any Claim that the Purchaser is otherwise entitled to make under clause 11.

6     COMPLETION

6.1   TIME AND PLACE OF COMPLETION

      Completion will take place on the Completion Date at the Melbourne offices of Arnold Bloch Leibler or such other time and place as the Purchaser and the Vendors agree.

6.2   ITEMS TO BE DELIVERED BY THE VENDORS AND OPTIONHOLDERS AT COMPLETION

      On or before the Completion Date, the Vendors must:

      (a)   deliver to the Purchaser:

            (i) (CONSENTS OR WAIVERS) copies of any consents or waivers required under clause 2.1 and 2.3;

            (ii) (SHARE CERTIFICATES) original share certificates for all of the Shares or an indemnity in lieu thereof;

            (iii) (TRANSFERS OF SHARES) share transfer forms duly executed and completed by the Vendors in favour of the Purchaser for all of the Shares;

            (iv) (CERTIFICATES OF INCORPORATION) the certificates of incorporation of the Group Entities;

            (v) (CONSTITUTION AND RECORDS) all constitutions and the Records of the Group Entities;

            (v) (RESIGNATIONS) written resignations of each of the Retiring Officers as officers of the Company, to be effective on the appointment of the officers appointed at the board meeting to be convened pursuant to clause 6.3;

            (vii) (ACKNOWLEDGMENTS) written acknowledgments from all of the
                  Retiring Officers that:

                  (A) they have no claim for fees, entitlements, salary or compensation for loss of office, breach of contract, redundancy, bonus payment, repayment of loans or otherwise against the Company; and

                  (B) there is no agreement, arrangement or understanding (whether written or unwritten) under which the Company has, or could have, any obligation to them, other than in respect of any continuing employment or consulting arrangements with the Company or other obligations disclosed in this agreement as being obligations that continue after the Completion Date;

            (viii)(APPLICATION FOR CONSIDERATION SECURITIES) an application for the Consideration Securities which will contain an agreement to be bound by the Purchaser's constitution; and

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 24

      (b) execute all documents and do all other things necessary or desirable to transfer the Shares to the Purchaser free from all Encumbrances (excluding any encumbrance created by or on behalf of the Purchaser).

      On or before the Completion Date, the Vendors must procure that the
      Optionholders:

      (a) deliver to the Purchaser original option certificates for all of their employee options or an indemnity in lieu thereof; and

      (b) execute all documents and do all other things necessary or desirable to effect the cancellation of the employee options free from all Encumbrances (excluding any encumbrance created by or on behalf of the Purchaser).

6.3   BOARD MEETING OF THE COMPANY

      The Vendors must ensure that at or prior to Completion, a meeting of the directors of the Company is convened and conducts the following business:

      (a) (APPROVAL REGISTRATION) approval of the transfer of the Shares to the Purchaser under this agreement and to the recording of the Purchaser as the registered holder of the Shares in the books of the Company with effect from Completion;

      (b) (CANCELLATION OF OPTIONS) approval of the cancellation of all employee options that are not exercised prior to the date of this agreement and the variation of the Option Plan to the extent necessary to vary the timing of the cancellation of such options to accord with the terms of this agreement;

      (c) (SHARE CERTIFICATES) approval of the issue of a new share certificate for the Shares in the name of the Purchaser;

      (d) (APPOINT OFFICERS) appointment of the nominees of the Purchaser as directors, secretary, auditors and public officer of the Company and, effective on those appointments, acceptance of the resignation of the Retiring Officers and auditors and public officer of the Company; and

      (e) (REVOKE BANKING MANDATES) revoke existing mandates to operate bank accounts of the Company and approve new mandates in favour of officers of the Company nominated by the Purchaser.

6.4   OBLIGATIONS OF THE PURCHASER

      Subject to the Vendor's performance of its obligations under clauses 6.2 and 6.3, at Completion the Purchaser must:

      (a) (CONFIRMATION) deliver to the Vendors written confirmation of the satisfaction of all the Conditions applicable to the Purchaser;

      (b) (PAYMENT) pay $3,600,000 (less any amount that is deducted pursuant to condition 7 in clause 2.1 plus any amount calculated under clause
            8) to the Vendors and Optionholders in the proportions set out in
            Schedule 1 with the Hold Back Amount to be held by the Depositholder in accordance with this agreement;

      (c) (CONSIDERATION SECURITIES) do or cause to be done any act or thing that is necessary to issue the Consideration Securities to the Vendors in the proportions set out in Schedule 1 with the Hold Back Securities to be initially issued as treasury stock in the capital of the Purchaser and held by the Depositholder in accordance with this agreement and converted into ordinary shares in the capital of the Purchaser at the end of the Escrow Period; and

      (d) (CONSENTS OF NEW OFFICERS) deliver to the Company written consents to act from the persons nominated by the Purchaser as the directors, secretaries, and public officers of the Company.

ARNOLD BLOCH LEIBLER                             SHARE SALE AGREEMENT - PAGE 25

6.5   SIMULTANEOUS COMPLETION

      (a) Notwithstanding any other term of this agreement, neither the Vendors on the one hand nor the Purchaser on the other is required to Complete unless the other is ready, willing and able to Complete simultaneously.

      (b) If any Vendor does not comply with its obligations under this clause 6 the Purchaser:

            (i) will be under no obligation to Complete or to purchase any of the Shares from any of the Vendors;

            (ii) will not be liable for any Liability suffered or incurred by any Vendor or any other person as a result of not Completing; and

            (iii) may elect to terminate this agreement.

      (c) Notwithstanding clause 10.8, no Vendor (other than the defaulting Vendor) will be liable for any Liability suffered or incurred by any party for a failure to comply with its obligations to Complete under clause 3 or this clause 6.

      (d) If any of the parties fail to fully comply with their obligations under this clause 6 and the parties do not Complete then:

            (i) each party must return to the other parties all documents delivered to it under this clause 6;

            (ii) each party must repay to the other parties all payments or benefits received by it under this clause 6 (including any Consideration Securities issued to any Vendors); and

            (iii) each party must do everything reasonably required by the other parties to reverse any action taken under this clause 6.

6.6   INTERDEPENDENCE

      In respect of Completion:

      (a) the obligations of the parties under this clause 6 are interdependent; and

      (b) all actions performed are taken to have occurred simultaneously on the Completion Date.

6.7   LISTING OF CONSIDERATION SECURITIES

      Prior to Completion, the Purchaser will notify NASDAQ and the ASX and seek quotation of the Consideration Securities. Purchaser shall begin work on the necessary SEC registration filing in order for the Consideration Securities to be freely tradeable as soon as reasonably practicable following Completion.

6.8   AGREEMENT NOT TO TRADE CONSIDERATION SECURITIES

      All Major Vendors that receive Consideration Securities agree not to trade Consideration Securities issued to them during the Escrow Period without the consent of the Purchaser, which Consideration Securities will be held in escrow in accordance with the Escrow Agreements.

7     CONDUCT OF BUSINESS PENDING COMPLETION

7.1   CONDUCT OF BUSINESS

      The Vendors must cause the directors of the Company to ensure that from the date of this agreement to Completion, unless the Purchaser first consents in writing, the Company:

      (a) (PRESERVE GOODWILL) will use its best endeavours to preserve the goodwill of the Business;

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 26

      (b) (OPERATION OF BUSINESS) will operate and account for the Business in the ordinary and usual course of business, consistent with past practice;

      (c) (COMPLIANCE WITH LAWS) will conduct the Business so as to comply in all material respects will all applicable laws and regulations;

      (d) (ACCESS TO RECORDS) will give reasonable access to the Purchaser, its solicitors, accountants and other authorised representatives during normal business hours to all available Records.

7.2   UNDERTAKINGS

      In addition to the undertakings contained in clause 7.1, the Vendors must ensure that from the date of this agreement to Completion, unless the Purchaser first consents in writing, the Company:

      (a) (ASSET DISPOSAL) will not dispose of any of its assets other than in the normal course of business and for arm's length value;

      (b) (NO ENCUMBRANCES) will not Encumber any assets beneficially owned by it;

      (c) (NO FINANCIAL INDEBTEDNESS) will not incur any Financial Indebtedness in excess of $10,000 except in the usual course of business or provided in the 2005 Business Plan;

      (d) (EMPLOYMENT CONTRACTS) will not enter into any employment contract, or renew or amend any existing employment contract (including superannuation benefits) except in the usual course of business or provided in the 2005 Business Plan;

      (e) (BUSINESS RELATIONSHIPS) will use its best endeavours to preserve intact its current business relationships;

      (f) (TAX MATTERS) will not make any Tax election (including an election to enter into any consolidation effective at any time prior to Completion) or settle or compromise any income tax liability, unless that election, settlement or compromise is required by law, is supported by an opinion of counsel, and is reasonably acceptable to the Purchaser;

      (g) (ACCOUNTING PRACTICES) will not make any change in accounting methods, principles or practices used by it except if required by a change in the Accounting Standards;

      (h) (NO LEASE OF ASSETS) will not lease, licence or otherwise dispose of any of its assets, except in the ordinary course of business consistent with past practices and at fair value;

      (i) (CAPITAL EXPENDITURE) will not make any capital expenditure in excess of the amounts specified in the 2005 Business Plan;

      (j) (MAINTAIN INSURANCES) will maintain (and where necessary use reasonable efforts to renew) each of the insurance policies in force on 30 November 2004 and will promptly notify the Purchaser if any renewal proposal is not accepted by the relevant insurer;

      (k) (BUSINESS PLAN) will continue to make expenditures in the amounts and at the times provided for in its 2005 Business Plan for the purpose of growing the Business;

      (l) (EXISTING CUSTOMERS) will not voluntarily cease to do business with an existing customer without obtaining the prior written consent of the Purchaser prior to doing so;

      (m) (CORPORATE ACTIONS) will not without the prior written consent of the Purchaser:

            (i) increase, reduce or otherwise alter its capital or issue any Securities except for Securities issued under the Option Plan (as approved by the Board of the Company);

            (ii)  declare or pay any dividends or distributions to its members;

            (iii) distribute or return any capital to its members;

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 27

            (iv)  make a distribution or revaluation of assets;

            (v)   alter its constitution;

            (v)   buy back or redeem any of its shares; or

            (vii) pay any bonuses to executives or employees except in accordance with past practices and timing and unless previously disclosed to and approved by the Purchaser prior to the date of signing this Agreement.

8     COMPLETION ADJUSTMENT

8.1   ADJUSTMENT AMOUNT

      At Completion, if the cash or cash equivalents (as determined under the Accounting Standards) on the balance sheet of the Company as at the Completion Date exceeds $300,000 as a consequence of the entry by the Company of a Qualifying Agreement, the Purchase Price is to be increased by the Qualifying Amount attributable to that Qualifying Agreement.

8.2   CALCULATION OF CASH AND CASH EQUIVALENTS

      For the purposes of this Agreement, in calculating the amount of the cash or cash equivalents (as determined under the Accounting Standards) on the balance sheet of the Company as at the Completion Date:

      (a) any liabilities of the Company that were due for payment on or before the Completion Date;

      (b) the proportional amount of any liabilities which had accrued prior to the Completion Date, and

      (c) the amounts paid to the Optionholders by the Purchaser on behalf of the Company under this Agreement,

      will be deducted from the amount of the cash or cash equivalents calculated under the Accounting Standards.

8.3   SUPPORTING DOCUMENTS

      To support the calculation of the cash or cash equivalents (as determined under the Accounting Standards) on the balance sheet of the Company as at the Completion Date, the Company must provide a balance sheet, profit and loss statement, cash flow statement (including details of all actual and accrued liabilities) as at the Business Day immediately before the Completion Date.

8.4   DEFINITIONS

      For the purposes of this clause:

      "Qualifying Agreement" means an agreement that had not been executed prior to the date of this Agreement and which the chief executive officers of the Purchaser and the Company acting reasonably agree is be treated as a "Qualifying Agreement" for the purpose of this clause.

      "Qualifying Amount" in respect of a Qualifying Agreement means the proportion of the amounts paid by the other party under that Qualifying Agreement prior to the Completion Date which the chief executive officers of the Purchaser and the Company acting reasonably agree has caused the cash or cash equivalents of the Company as at the Completion Date to exceed A$300,000. In making this assessment the chief executive officers of the Purchaser and the Company must take into account the past practices of the Company, usual industry practice, the extent to which the amounts paid represent a prepayment of amounts due under that Qualifying Agreement or any other agreement between the Company and that other party or any of their respective related bodies corporate, the extent to which amounts will be foregone or otherwise not paid to the

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 28

      Company under that Qualifying Agreement or any other agreement between the Company and that other party or any of their respective related bodies corporate, and the extent to which the amounts paid are required to be retained by the Company to enable it or any of its related bodies corporate to satisfy any obligation or liability (actual or contingent) under, in respect of or as a consequence of entering into that Qualifying Agreement or any other agreement between the Company and that other party or any of their respective related bodies corporate.

8.5   PROPORTIONAL MIX

      The Purchase Price will be paid in the proportional mix of Consideration securities and cash as set out in schedule 1.

9     PURCHASER'S WARRANTIES, REPRESENTATIONS AND INDEMNITY

9.1   REPRESENTATIONS AND WARRANTIES

      The Purchaser represents and warrants to the Vendors that each of the following statements are true and correct as at the date of this agreement and will be as at the Completion Date:

      (a) (AUTHORISATIONS) the Purchaser has taken all necessary action to authorise the execution, delivery and performance of this agreement in accordance with its terms and to carry out the transactions contemplated by this agreement. At the date of this Agreement, this warranty is qualified by the need to obtain the Required Approvals;

      (b) (GOVERNMENT AGENCY) the Purchaser has full power and authority to enter into and perform its obligations under this agreement;

      (c) (BINDING OBLIGATIONS) this agreement constitutes legal, valid and binding obligations and is enforceable in accordance with its terms;

      (d) (TRANSACTION PERMITTED) the execution, delivery and performance by the Purchaser of this agreement does not and will not violate:

            (i) any law, regulation, authorisation, ruling, consent, judgment, order or decree of any Governmental Agency;

            (ii) the Constitution of the Purchaser or any other of its constituent documents; or

            (iii) any Encumbrance or document which is binding upon the
                  Purchaser;

      (e) (GOOD TITLE) the Vendors will receive good and marketable title and full beneficial title to the Consideration Securities issued to them under clause 5 regardless of whether they are held by the Depositholder. For the avoidance of doubt, all documents of title to the Consideration Securities issues to the Major Vendors will be held by the Major Vendors. The Purchaser will do all things necessary to register the Consideration Securities that are not Hold Back Securities with the SEC in a timely manner following Completion or, in respect of the Hold Back Securities, will do all things necessary to register the Hold Back Securities with the SEC in a timely manner after the completion of the Escrow Period. All of the Consideration Securities will be validly issued, fully paid and free from all Encumbrances (excluding any Encumbrance created by or on behalf of the relevant Vendor). The Consideration Securities issued to the Major Vendors will not be freely transferable and tradeable during the Escrow Period and will be held in escrow in accordance with the Escrow Agreements;

      (f) (COMPLIANCE) the issue of the Consideration Securities to the Vendors will not contravene:

            (i) any provisions of the General Corporation Law of Delaware or any other applicable law; or

            (ii) any direction, ruling or request of the SEC properly given to it.

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 29

      (g) (DUE DILIGENCE AND OWN INQUIRIES) the Purchaser acknowledges that it has had the opportunity to conduct due diligence on the Company and that it has undertaken such due diligence that it considers prudent in light of the Purchaser's circumstances and the conduct of and statements made by the Company and of its officers, employees, agents or professional advisers. In conducting its due diligence and in determining the extent of its due diligence, the Purchaser has been guided by the views expressed by the Company or any of its officers, employees, agents or professional advisers in relation to operational matters, the performance and importance of key personnel, the policies and procedures adopted by the Company, and the Company's view of the prospects of new business from present and prospective customers.

      (h) (ACCURACY OF PAST FILINGS) Each of the Purchaser's Group Entities has filed all of the forms required by any Tax Authority. The Purchaser has also made a number of public filings which have been made available to the Vendors prior to the Completion Date and attest to the compliance by the Purchaser's Group Entities with all Tax laws, the absence of any residual liability on the part of the Purchaser's Group Entities to meet any tax liability owed to a Tax Authority, do not reveal any unresolved Tax disputes with a Tax Authority, tax audits or investigations or failures on the part of a Purchaser Group Entity to comply with any tax ruling issued by a Tax Authority, confirm that each Purchaser Group Entity has made adequate provisions for any tax liability which it is aware is owed by it to a Tax Authority and has made all required deductions from all amounts that it has received that it is required to pay to any Tax Authority, and that all Taxes assessed or imposed on a Purchaser's Group Entity have been paid by the final date for payment.

9.2   INDEMNITY

      The Purchaser indemnifies the Vendors from all Liability which the Vendors suffer or incur by reason of:

      (a)   any of the statements in clause 9.1 being untrue or inaccurate;

      (b) any other covenant or representation of the Purchaser in this agreement being untrue or inaccurate; or

      (c) any failure by the Purchaser to fulfil its obligations under this agreement.

10    MAJOR VENDORS' WARRANTIES, REPRESENTATIONS AND INDEMNITIES

10.1  MAJOR VENDOR QUALIFICATIONS

      The Major Vendors severally represent and warrant to the Purchaser that, except as provided in this agreement, each of the Vendor Qualifications are true and correct as at the date of this Agreement and on each date to and including the Completion Date. In respect of Chris Leach, the Vendor Qualifications are varied as applicable to reflect the fact that Chris Leach holds options and that those options will be cancelled by the Company.

10.2  MAJOR VENDOR WARRANTIES

      The Major Vendors severally represent and warrant to the Purchaser that, except as provided in this agreement, to the best of their knowledge and belief, each of the Warranties are true and correct in all material respects as at the date of this Agreement and on each date to and including the Completion Date.

10.3  INDEPENDENT WARRANTIES

      Each of the Warranties is to be treated as a separate representation and warranty and the interpretation of any Warranty made may not be restricted by reference to, or inference from, any other Warranty.

ARNOLD BLOCH LEIBLER                             SHARE SALE AGREEMENT - PAGE 30

10.4  DISCLOSURES

      Each of the Warranties is qualified by, and the Major Vendors are not liable to make any payment (whether by way of damages, indemnity or otherwise) for any breach of any Warranty to the extent that that breach is based on any fact, matter or circumstance:

      (a) fairly and accurately disclosed in this agreement, including without limitation, in the disclosure schedule set out in Schedule 15; or

      (b) is within the Purchaser's knowledge at the date of this Agreement (provided, however, that for the purposes of this clause 10.4(b) and clause 11.2 the Purchaser will only be deemed to know information which is known to any of its executive directors non- executive directors, management, employees, consultants or advisers);

      (c) fairly and accurately disclosed in writing to the Purchaser, in the course of any due diligence investigation the Purchaser undertakes into the affairs of the Group; or

      (d) that was not known and ought not to have been known to the Vendors prior to the date of this Agreement and became known to the Vendors and was fairly and accurately disclosed in writing by the Major Vendors to the Purchaser after the date of this Agreement but before Completion. (For the avoidance of doubt, nothing in this clause limits the rights of the Purchaser under Condition 16 in clause 2.1 to terminate this Agreement on receipt of such notification.)

10.5  MEANING OF "FAIRLY AND ACCURATELY DISCLOSED"

      For the purpose of this agreement "fairly and accurately disclosed" means a disclosure in such detail as to enable a reasonable person in the position of the Purchaser to make a reasonable and informed assessment of the matter concerned.

10.6  KNOWLEDGE AND BELIEF

      The Warranties or other statements made by a Major Vendor on the basis of the best of their knowledge, information, belief or awareness, are made on the basis that that Major Vendor has, in order to establish that the Warranty or statement is accurate and not misleading in any material respect, made all reasonable enquiries of their and each relevant Group Entity's officers, managers and employees who could reasonably be expected to have information relevant to matters to which the Warranty or statement relates.

10.7  RELIANCE

      The Purchaser has undertaken its own due diligence in relation to the Company. The Major Vendors acknowledge that the Purchaser has entered into this agreement in reliance on the Warranties and that the Warranties have been given with the intention of inducing the Purchaser to enter into this agreement. To the maximum extent permitted by law any representation or warranty not expressly set out in this agreement is hereby excluded.

10.8  INDEMNITY

      Subject to the same limitations set out in clauses 11.2(b) to 11.2(f) inclusive, clause 11.3, clause 11.4 and clause 11.5, each Major Vendor indemnifies the Purchaser to the extent of its Respective Vendor Liability against:

      (a) Liability which the Purchaser suffers or incurs by reason of any of the Vendor Qualifications and Warranties made by it being untrue or inaccurate in a material respect; and

      (b) any failure by that Major Vendor to fulfil any of its material obligations under this agreement, including, without limitation, under clauses 3 and 6 (subject to clause 6.1(c)), 7, 10, 12, 14 and 15.

ARNOLD BLOCH LEIBLER                             SHARE SALE AGREEMENT - PAGE 31

11    LIMITATIONS OF LIABILITY

11.1  NOTICE OF CLAIMS

      If a Claim is made against the Purchaser or a Group Entity which relates to a Warranty being untrue or inaccurate:

      (a) the Purchaser must give written notice of the Claim to the Major Vendors within a reasonable time of becoming aware of that Claim or instituting the Claim against the Major Vendors;

      (b) the notice must contain such details of the facts, matters or circumstances of that Claim as are known to the Purchaser at the date the notice is given; and

      (c) in case of a Claim by a third party against the Purchaser or a Group Entity, neither the Purchaser nor that Group Entity may settle, make any admission of liability or compromise any Claim, or any matter which gives or may give rise to that Claim, without the prior consent of the Major Vendors (which consent must not be unreasonably withheld). The consent of the Major Vendors will be deemed to have been given if the Purchaser has made a request for such consent and the Major Vendors have not responded to that request within 15 Business Days of the day on which the request was made.

11.2  MAJOR VENDORS NOT LIABLE

      The Major Vendors are not liable to the Purchaser (or any person deriving title from the Purchaser) for any Claim under clause 10 in connection with this agreement to the extent that:

      (a) the Claim does not relate to a Liability which the Purchaser suffers or incurs by reason of any of the Vendor Qualifications and Warranties made by them being untrue or inaccurate in a material respect or any failure by a Major Vendor to fulfil any of its material obligations under this agreement, including, without limitation, under clauses 3, 6, 7, 10, 12, 14 and 15.

      (b) the Claim relates to a thing done or not done after the date of this agreement at the request or with the approval of the Purchaser;

      (c) the Claim is caused, created or increased by any act or omission (including delay) after Completion by the Purchaser or any Group Entity;

      (d) the Claim has been fairly and accurately disclosed to the Purchaser or is within the Purchaser's knowledge at the date of this Agreement;

      (e) to the extent that the Claim is recovered under insurance (or would have been recovered under insurance if notified to the insurers in a timely manner);

      (f) in respect of each specific Major Vendor, for any amount in excess of the Major Vendor's Respective Vendor Liability.

      No Optionholder (other than Chris Leach in his capacity as a Major Vendor) and none of the Vendors who are not Major Vendors are liable to the Purchaser for any Claim.

11.3  TIME LIMIT ON CLAIM

      The Purchaser may not claim for a breach of Warranty unless the Purchaser has given notice of the Claim to the Major Vendors in accordance with clause 11.6(a), which must contain such details of the facts, matters or circumstances of that Claim as are known to the Purchaser at the date the notice is given together with a statement that the Purchaser considers that the quantum of the Claim will exceed the monetary thresholds specified in clause 11.4 within:

            (i)   in respect of a Claim for breach of a Warranty not relating to
                  Tax: 6 months of the Completion Date; or

ARNOLD BLOCH LEIBLER                             SHARE SALE AGREEMENT - PAGE 32

            (ii) in respect of a Claim for breach of a Warranty relating to Tax, the period in which the Australian Tax Office is able to make a Claim against the Company, but in no event greater than 7 years from the date of the relevant rebate or other tax event.

11.4  LIMITS ON THE AMOUNT OF CLAIM

      (a)   The Purchaser may not Claim:

            (i) subject to clause 10.4(b), if the amount finally adjudicated or agreed against the Vendors in respect of the breach or a series of breaches relating to the same or substantially similar facts, matters or circumstances is less than $50,000; and

            (ii) unless and until the aggregate of all amounts finally adjudicated or agreed against the Vendors in respect of all breaches exceeds $200,000;

      (b) The maximum liability of each Major Vendor is the aggregate of all Completion Payments and the value of all Consideration Securities (calculated as having a value of $A5.10) as set out opposite the name of that Major Vendor in Schedule 1 to this Agreement. The Purchaser may not make a Claim against any Major Vendor in excess of this maximum liability.

11.5  SATISFACTION OF A CLAIM

      (a) Subject to clause 11.5(c), once determined by agreement between the Purchaser and the Major Vendors or by mediation or arbitration pursuant to clause 11.6, a Claim will be satisfied by each Major Vendor in respect of its Respective Vendor Liability in cash and Consideration Securities in the same proportions as cash and Consideration Securities were provided to that Major Vendor under clause 5.1.

            For example, if a Claim of $1 million is determined against the Major Vendors, a Major Vendor who has a Respective Vendor Liability of 10% and who has received 60% of its proportion of the Purchaser Consideration in cash and 40% of its proportion in Consideration Securities will be required to pay the Purchaser $60,000 in cash and permit to be cancelled Consideration Securities that have a value of $40,000 (which value will be determined in the manner specified in clause 11.5(b).

      (b) In respect of any Claim notified in the 6 months after the Completion Date, the value ascribed to each Holdback Security is taken to be $5.10 or such lower price at which ordinary shares may previously have been issued by the Purchaser during the Escrow Period and in respect of which issue the provisions of clause 5.2 was applied

      (c) In respect of any Claim notified more than 6 months after the Completion Date, , the Major Vendors must satisfy that Claim in cash.

11.6  DISPUTES REGARDING WARRANTY CLAIMS

      (a) If the Purchaser wishes to make a Claim against Major Vendors in respect of a breach of Warranty the Purchaser shall give written notice of that Claim to the Major Vendors containing the details referred to in Clause 11.3. If the Major Vendors dispute that Claim then the dispute may be referred by the Purchaser or the Major Vendor for resolution in accordance with the succeeding provisions of this Clause 11.6. Each Major Vendor must nominate one person to represent themself in the processes outlined in the succeeding provisions of this Clause 11.6, which person shall have the authority to represent and bind the relevant Major Vendor to the outcome of those processes.

      (b) Matters referred to mediation pursuant to paragraph (a) of this Clause 11.6 shall be referred to mediation administered by a person ("the Mediator") to be mutually agreed upon by the parties in dispute or, if they are unable to agree on the appointment of the Mediator within 3 Business Days of a referral pursuant to Clause 11.6, by a person

ARNOLD BLOCH LEIBLER                             SHARE SALE AGREEMENT - PAGE 33
            nominated (within 2 Business Days of a request for such nomination) by the President for the time being of the Institute of Arbitrators and Mediators Australia.

      (c) The parties in dispute will procure that their nominated representatives will attend at any conference arranged by the Mediator for the purpose of the attempted resolution of the dispute. At any mediation conference arranged by the Mediator the mediation will be conducted under and in accordance with such procedures and rules as may be agreed between the parties and failing agreement, in accordance with the rules set down by the Mediator and advised to the parties in dispute.

      (d) Evidence of anything said, documents presented to, admissions made or matters raised in the course of any conference with the Mediator will be confidential to the parties and the Mediator and will not, unless all parties consent, be admissible at any subsequent hearing, arbitration or litigation proceedings.

      (e) Failing any agreement to the contrary between the parties to the mediation, the costs of the Mediator shall be borne 50% by Purchaser and the balance equally by the Major Vendors who are parties to the mediation.

      (f) If the mediation procedures referred to in the preceding provisions of this Clause 11.6, are unable to resolve the dispute, then the Purchaser or the Major Vendors may commence court proceedings in Victoria, unless within 14 days of the date on which the mediation conference is held the Major Vendors unanimously agree to refer the matter to arbitration in accordance with the following provisions of this Clause 11.6.

      (g) Matters referred to arbitration shall be referred for determination by a person ("the Arbitrator") to be mutually agreed upon by the parties in dispute or, if they are unable to agree on the appointment of the Arbitrator within 3 Business Days of referral pursuant to paragraph (f) of this Clause 11.6, by a person nominated (within 2 Business Days of request) by the President of the Institute of Arbitrators Australia.

      (h) Any such dispute shall be determined by the Arbitrator in accordance with and subject to the Institute of Arbitrators Rules for the Conduct of Commercial Arbitrations. The Arbitrator may obtain or refer to any documents, information or material and undertake any inspections or enquiries as he or she determines appropriate. The Arbitrator must provide the parties with a draft of his or her determination and must give the parties an opportunity to comment on the draft determination before it is finalised.

      (i) The determination made by the Arbitrator shall be final and binding on the parties to the arbitration as to questions of both fact and law.

      (j) The costs of the arbitration shall be borne 50% by the Purchaser and the balance equally by the Major Vendors who are parties to the Arbitration.

      (k) The Purchaser and each Major Vendor shall comply with the Arbitrator's determination as soon as practicable after the delivery of that determination and in any event within 14 days of delivery of the determination.

      (l) If arbitration is commenced pursuant to this Clause 11.6, then subject to the provisions of the Commercial Arbitration Act 1984 (Victoria), no party to the dispute shall be entitled to commence or maintain any action or court proceedings upon the dispute until such matter has been referred and determined as provided for in this Clause 11.6.

      (m) If a party breaches the terms of this Clause 11.6 and does not rectify that breach within 2 Business Days of receipt of notice from another party to that dispute (which notice expressly refers to the consequences of such breach as set out in this paragraph), the other parties to the dispute are not required to continue to comply with the dispute resolution procedures set out in this Clause 11.6, and may take other actions including initiating court proceedings.

ARNOLD BLOCH LEIBLER                             SHARE SALE AGREEMENT - PAGE 34

      (n) Nothing in this Clause 11.6, (including paragraph (l), prevents a party from seeking or obtaining interlocutory relief.

12    ADJUSTMENT FOR TAX LIABILITY

12.1  TAX CLAIMS

      If a Group Entity, or the Head Company of a Consolidated Group of which the Group Entity is a member, receives or suffers a Tax Claim that relates to an act or omission of, or occurrence affecting, that Group Entity before the close of business on the Completion Date, then the Major Vendors must pay to the Purchaser the amount by which the sum of:

      (a)   the Claim Amount for that Tax Claim; and

      (b) all other Loss in respect of the Tax Claims that relate to an act or omission of, or occurrence affecting a Group Entity before the close of business on the Completion Date,

      exceeds the Tax Provision.

12.2  REDUCTION IN PURCHASE CONSIDERATION

      Any payment under clause 12.1 is to be treated as a reduction in the Purchase Consideration.

12.3  OBLIGATIONS EXCLUDED

      The obligations of the Major Vendors under clause 12.1 do not apply in respect of a Tax Claim:

      (a) to the extent that the Tax Claim arises from the failure by the Purchaser to supply to the Major Vendors on a timely basis information which is reasonably requested by the Major Vendors in relation to the Tax Claim;

      (b) to the extent that the Tax Claim represents the disallowance of any deduction, and the disallowance results from:

            (i) any Group Entity not carrying on the same business after Completion as the Business immediately before Completion;

            (ii) any Group Entity, after Completion, deriving income from a business that it did not carry on or from a transaction of a kind that it had not entered into in the course of its business operations before Completion; or

            (iii) a change of control of any Group Entity.

12.4  PAYMENTS

      Payments under clause 12.1 must be made to the Purchaser as follows:

      (a) if a Group Entity, or the Head Company of a Consolidated Group of which the Group Entity is a member, must make a payment of Tax in respect of a Tax Claim or any related Loss to which clause 12.1 applies - seven days before the latest date on which that payment is required to be paid; and

      (b) if a Group Entity, or the Head Company of a Consolidated Group of which the Group Entity is a member, is deprived of any credit, rebate, refund, relief, allowance, deduction, loss carried forward - seven days before the latest date on which Tax is required to be paid without incurring any penalty or additional tax for late payment, being Tax which would not have been payable were it not for the Tax Claim.

ARNOLD BLOCH LEIBLER                             SHARE SALE AGREEMENT - PAGE 35

12.5  PAYMENT OF INTEREST

      The Major Vendors must pay interest to the Purchaser on any moneys due under this clause 12.4(a) but unpaid, from the date payment is due until paid in full, at a rate equal to as prescribed in Division 1 of Part IIA of the Taxation Administration Act 1953.

12.6  ASSESSABLE INCOME

      If for any reason an amount received by the Purchaser under clause 12.1 is treated as assessable income of the Purchaser, or the Head Company of a Consolidated Group of which the Purchaser is a member, under any law relating to Tax the Major Vendors agree to pay to the Purchaser an increased amount so that, after deducting from that amount all Tax paid or payable in respect of the receipt, the balance remaining is equal to the amount due under the relevant clause.

12.7  WRITTEN NOTICE OF TAX CLAIM

      (a) If the Purchaser becomes aware of a Tax Claim the Purchaser must give written notice of it to the Major Vendors within a reasonable time of becoming so aware.

      (b) The Purchaser must ensure the Major Vendors and their professional advisers have reasonable access to the personnel of the Purchaser and the Group Entities and to any relevant premises, assets and Records within the custody, power, possession or control of the Purchaser to enable the Major Vendors and their professional advisers to examine the Tax Claim and Records and to take copies of them, at the expense of the Major Vendors, provided the Major Vendors and their professional advisers give to the Purchaser such undertakings as to confidentiality as the Purchaser may reasonably require.

      (c) The Purchaser must take any proper and reasonable action (provided that such action is not detrimental to a Group Entity) that the Major Vendors request to avoid, resist, compromise or defend a demand or notice issued by a Government Agency which gives rise to the Tax Claim, provided the Major Vendors indemnify the Purchaser and the Group Entities to the reasonable satisfaction of the Purchaser against any Liability or loss which may be suffered or costs, damages or expenses which may be incurred as a result of compliance with the Major Vendor's request.

      (d) The Major Vendors may request the Group Entities make appeals and objections, in respect of a Tax Claim provided that all other avenues of review have been exhausted.

      (e) The Major Vendors must give the Purchaser immediate notice of any investigation or communications relating to Tax from a Tax Authority in respect of the Business (prior to Completion).

      (f) Any action required under this clause 12.7 must be taken in a timely manner.

12.8  REFUND BY PURCHASER

      If, following the making of a payment under clause 12.1 for a Tax Claim, all or part of the Claim Amount or any related Loss is refunded either in cash or by credit to a Group Entity, or the Head Company of a Consolidated Group of which the Group Entity is a member, (including, but not limited to, any amount or credit received following a successful objection or appeal), the Purchaser must immediately pay to the Major Vendors the lesser of the refund and the amount of the payment paid under clause 12.1.

12.9  DISPUTE RESOLUTION

      (a) If the Major Vendors and the Purchaser cannot agree under this clause 12 within 21 days of a dispute arising between the Major Vendors and Purchaser, then the dispute will be determined by an Expert, such Expert to be a person with over ten years experience in Tax. The Expert is to be mutually agreed upon by the parties in dispute or, if they are

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 36
            unable to agree on the appointment of the Expert within 3 Business Days after the end of the 21 day period, the Expert will be a person nominated (within 2 Business Days of a request for such nomination) by the President of The Institute of Chartered Accountants in Australia.

      (b) The decision of the Expert is to be conclusive and binding on the parties in the absence of manifest error. Unless otherwise determined by the Expert, the Major Vendors and the Purchaser will each pay one half of the Expert's costs and expenses in connection with the reference. The Expert is appointed as an expert and not as an arbitrator. The procedures for the settlement of the dispute are to be decided by the Expert in its absolute discretion.

12.10 TIME

      A Claim may be brought by the Purchaser under this clause 12 in respect of Tax matters relating to the relevant Group Entity in any period up to and including Completion only during the period referred to in clause 11.3(ii).

12.11 LIMITATIONS

      For the avoidance of doubt, the liability of the Major Vendors under this clause 12 is subject to the same limitations as set out in clauses 11.2(b) to 11.2(f) (inclusive), 11.4 and 11.5.

13    ACCESS TO RECORDS AFTER COMPLETION

13.1  VENDORS' ACCESS TO RECORDS

      At any time after the Completion Date, the Purchaser will, upon request of any of the Vendors, give the Vendors reasonable access (at the Vendors' expense) to the Records handed over to the Purchaser at Completion which relate to the period before the Completion Date:

      (a) subject to clause 13.1(b) in the case of a dispute with a statutory or Government Agency and for the purpose of prosecuting or dealing with such dispute, for a period of 5 years after the Completion Date;

      (b) in the case of a dispute in relation to any Tax or revenue related matters, for the statutory period during which such a matter may arise; and

      (c)   in all other cases, for a period of 5 years after the Completion
            Date.

13.2  PURCHASER'S ACCESS TO RECORDS

      At any time after the Completion Date, the Vendors will, upon request of the Purchaser, give the Purchaser reasonable access (at the Purchaser's expense) to the books, records and other documents relating to the Group Entities required to be kept or maintained by the Vendors which relate to the period before the Completion Date:

      (a) subject to clause 13.2(b) in the case of a dispute with a statutory or Government Agency and for the purpose of prosecuting or dealing with such dispute, for a period of 5 years after the Completion Date;

      (b) in the case of a dispute in relation to any Tax or revenue related matters, for the statutory period during which such a matter may arise; and

      (c)   in all other cases, for a period of 5 years after the Completion
            Date.

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 37

14    PROTECTIVE COVENANTS

14.1  RESTRICTION

      In consideration of the Purchaser entering into this agreement each Major Vendor agrees and undertakes that it will not and will procure that none of the other Vendors nor any Vendor's respective Related Bodies Corporate or Related Director will:

      (a)   directly or indirectly;

      (b) by themselves or jointly with or on behalf of any other person, corporation or trust;

      (c)   through an agent, independent contractor or employee; or

      (d)   on any account or pretext or by any means whatsoever,

      conduct any of the Restricted Activities within the Restriction Area for the Restriction Period.

14.2  RESTRICTED ACTIVITIES

      The Restricted Activities are:

      (a) carrying on, assisting, promoting or otherwise being engaged or concerned in any business or activity which is or may be competitive with the Business (whether as a member, shareholder, optionholder, unitholder, director, adviser, financier, contractor, manager, employee, associate, proprietor, landlord, trustee, beneficiary, servant, agent, principal, partner or in any other capacity whatsoever);

      (b) engaging or employing any person who at any time during the 12 months immediately preceding the Completion Date was employed or engaged in the Business;

      (c) interfering with the relationship between the Purchaser and its employees, contractors, suppliers or customers; and

      (d)   using or disclosing to any third party any Confidential Information.

14.3  RESTRICTION AREA

      Subject to clause 14.5, the Restriction Area is any of the following areas:

      (a)   United States of America, Australia and Canada;

      (b)   United States of America and Australia;

      (c)   Australia;

      (d)   Victoria and New South Wales;

      (e)   Victoria; and

      (f)   Melbourne.

14.4  RESTRICTION PERIOD

      Subject to clause 14.5, the Restriction Period is any of the following periods:

      (a)   1 year from the Completion Date; and

      (b)   6 months from the Completion Date.

14.5  EFFECTIVE RESTRICTION AREA AND RESTRICTION PERIOD

      Unless the resulting covenants and restrictions are or become invalid or unenforceable for any reason, the Restriction Area and Restriction Period that will be effective between the parties in relation to any Restricted Activity will be those referred to in clauses 14.3(a) and 14.4. If a covenant and restriction is or becomes invalid or unenforceable because the Restriction Area or

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 38

      Restriction Period applying to a Restricted Activity is considered unreasonably large or long, the Restriction Area or Restriction Period will be reduced to the subsequent area or period listed in clause 14.3 or 14.4.

14.6  SEVERABILITY

      In this clause 14:

      (a) each of the restrictions resulting from the various combinations of a Restricted Activity, Restriction Area and Restriction Period has effect as a separate and independent covenant and restriction;

      (b) the Vendor agrees and acknowledges that each covenant and restriction is reasonable in the circumstances and necessary to protect the goodwill of the Business; and

      (c) if any of those covenants and restrictions are or become invalid or unenforceable for any reason, they will be severed from this agreement without effecting the validity or enforceability of any other covenant and restriction.

14.7  INJUNCTION

      The Major Vendors acknowledge that monetary damages alone would not be adequate compensation to the Purchaser for the Major Vendor's breach (including breach of a procurement obligation) of this clause 14 and that the Purchaser is entitled to seek an injunction from a court of competent jurisdiction if:

      (a) a Major Vendor fails to comply or threatens to fail to comply with this clause 14; or

      (b) the Purchaser or the Company has reasonable grounds to believe that the Major Vendor will not comply with this clause 14.

14.8  SURVIVAL

      The Vendors' obligations under this clause 14 survive the Completion of this agreement.

14.9  EXCEPTIONS

      (a) Nothing in this clause 14 will prevent a Vendor and its respective Related Bodies Corporate (each a " RESTRICTED PARTY") from collectively holding:

            (i)   any number of shares or other securities in the Purchaser; or

            (ii) up to 20% (in aggregate) of the issued share capital or any debentures or other securities of any company or other entity the securities of which are listed on the ASX or NASDAQ.

      (b)   Nothing in this clause 14 will prevent:

            (i) A&B Venture Fund Company Pty Ltd (as trustee for Allen & Buckeridge II trust), Warana Grange Pty Ltd, Navon Pty Ltd and their respective Related Bodies Corporate from conducting any of the Restricted Activities in the Restricted Area in relation to the companies listed in schedule 13; or

            (ii) any of the companies listed in schedule 13 and their respective Related Bodies Corporate from conducting any of the Restricted Activities in the Restricted Area.

      (c) Nothing in this clause 14 will prevent Navon Pty Ltd or Brian Meltzer nor any of their Related Bodies Corporate (the "Advisor") from:

            (i) providing any advisory services to any company, trust, entity or person of the kind that it has provided to other companies in the past; or

            (ii) from taking fee or any equity interest (in lieu of a fee) in such company, trust, entity or person,

ARNOLD BLOCH LEIBLER                             SHARE SALE AGREEMENT - PAGE 39
            if any such company, trust, entity or person is a Competitor, except in the circumstances described in the next paragraph.

            If the Advisor wishes to provide advisory services to a Competitor that the Advisor (acting reasonably) considers conducts a business that is a strategic fit with the Business, the Advisor must introduce that Competitor to the Purchaser on an exclusive basis (which exclusivity shall continue for as long as the Purchaser and the Competitor are in active negotiation) before introducing the Competitor to any other person and if the Purchaser acquires an equity interest in or provides a loan to or enters into an alliance or commercial arrangement with that Competitor, then the Advisor shall be entitled to retain any fee and/or equity interest from that Competitor that the Advisor may have negotiated with that Competitor. If the Purchaser does not acquire an equity interest in or provide a loan to or enters into an alliance or commercial arrangement with that Competitor during the exclusivity period referred to above, then the Purchaser may by notice in writing to the Advisor require the Advisor to refund the fee or have its equity cancelled for a nominal consideration. The Advisor shall be entitled to recover any such fee or have its equity interest restored if the Purchaser subsequently acquires an equity interest in or provides a loan to or enters into an alliance or commercial arrangement with that Competitor.

            For the purposes of this clause (c), a "Competitor" is a company, trust, entity or person that develops, sells, licences, provides or supports loyalty software for use other than in the course of its own business of providing other goods or services.

      (d) Nothing in this clause 14 will prevent Advisor from continuing to employ Brad Wren and Michelle Benson on substantially the same terms as they have been employed prior to the date of this Agreement by Advisor or entities to whom they have been introduced by Advisor.

15    CONFIDENTIALITY

15.1  CONFIDENTIALITY

      Subject to clauses 15.2 and 15.3;

      (a) no party may disclose the provisions of this agreement or any transactions the subject of this agreement unless the other parties have first agreed in writing;

      (b) each party must keep secret and confidential all confidential information obtained from any other party or any Group Entity in connection with this agreement or any transactions the subject of this agreement and use its best endeavours to ensure that information remains secret and confidential; and

      (c) each party must ensure that its directors, officers, employees, agents and advisers comply in all respects with this clause 15 as if they were parties to this agreement.

15.2  LEGAL REQUIREMENTS

      A party may disclose anything in respect of this agreement as required by:

      (a)   an applicable law; or

      (b) the ASX or any other recognised stock exchange on which its shares or the shares of any Related Body Corporate is listed.

15.3  PERMITTED DISCLOSURE TO OFFICERS AND PROFESSIONAL ADVISERS

      A party may disclose anything in respect of this agreement or the terms of the sale of the Shares to its officers, employees and professional advisers on a "need to know" and confidential basis.

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 40

15.4  DAMAGES INADEQUATE

      The parties each acknowledge that damages may be inadequate compensation for breach of this clause 15, and that each of the other parties are entitled to specific performance or injunctive relief as a remedy for any conduct or threatened conduct that is or will be a breach of this clause 15 in addition to any other remedies available at law or in equity to the other parties.

15.5  AFTER TERMINATION

      On termination of this agreement for any reason, each party must stop, and must ensure that its permitted disclosees stop, using confidential information of another party and, at the other party's option:

      (a)   return to the other party;

      (b) destroy and certify in writing to the other party the destruction of; or

      (c) destroy and permit a representative of the other party to witness the destruction of,

      all confidential information in its possession or control.

15.6  CONFIDENTIALITY SURVIVES TERMINATION

      The provisions of this clause 15 apply without time limitation and survive termination of this agreement, regardless of whether termination occurs before or after Completion.

16    PUBLICITY

16.1  NO PUBLIC ANNOUNCEMENTS

      No party may make any press or other announcement or release relating to this agreement or any transaction the subject of this agreement without the prior written approval of the other parties as to the form and manner of the announcement or release, unless and to the extent that the announcement or release is required to be made by the party by law or by the ASX or NASDAQ.

16.2  JOINT STATEMENT

      The parties will make a joint public statement on or after the Completion Date in relation to the sale of the Shares in a form approved in writing by the Purchaser and the Managing Director of the Company.

17    COSTS AND STAMP DUTY

17.1  COSTS

      Subject to clause 17.2, the parties will each bear their own legal, accounting and other costs and expenses in connection with the preparation and execution of this agreement and the transactions contemplated under this agreement. The Vendors will collectively use one legal counsel of the Company and those legal costs and expenses will not exceed $25,000 exclusive of GST and will be borne by the Company to that amount.

17.2  STAMP DUTY

      The Purchaser will bear all stamp duty payable or assessed in connection with this agreement and any accounting or legal expenses of preparing or restating Company or Group Entity accounts to comply with Generally Accepted Accounting Principles of the United States of America.

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 41

18    GST

18.1  DEFINITIONS

      Terms defined in the A New Tax System (Goods and Services Tax) Act 1999
      (Cth) have the same meaning in this clause 18 unless provided otherwise.

18.2  GST ON CLAIMS

      (a) If a payment to satisfy a claim or a right to claim under or in connection with this agreement gives rise to a liability to pay GST, the payer must pay, and indemnify the payee on demand against, the amount of that GST.

      (b) The payment of any amounts in respect of GST is subject to the receipt of a valid tax invoice.

      (c) If a party has a claim under or in connection with this agreement for a cost on which that party must pay GST, the claim is for the cost plus all GST (except any GST for which that party is entitled to an input tax credit).

19    SURVIVAL OF REPRESENTATIONS AND INDEMNITIES

19.1  REPRESENTATIONS AND WARRANTIES

      All representations and warranties in this agreement:

      (a)   will survive the execution and delivery of this agreement;

      (b) will remain in full force and effect for the term of this agreement (subject to the limitations on time on the ability to make a Claim on the warranties); and

      (c) are and will be given with the intent that liability under the representations and warranties will not be confined to breaches discovered prior to the date of this agreement.

19.2  INDEMNITIES

      Each indemnity in this agreement:

      (a) constitutes a separate and independent obligation of the party giving the indemnity from its other obligations under this agreement; and

      (b)   will survive termination of this agreement.

20    OBSERVER AND INFORMATION RIGHTS

      (a) While they hold Consideration Securities, A&B Venture Fund Company Pty Ltd are entitled to nominate one observer to attend all meetings of the board of any of Purchaser's Group Entities and all committees of the board of the Purchaser's Group Entities at their own cost and in a non-voting observer capacity.

      (b) The A&B Observer must be sent all communications sent to the board of any of the Purchaser's Group Entities at the same time and in the same manner as they are sent to the applicable board.

      (c)   The A&B Observer has the right to access, inspect and copy:

            (i) all written communications tabled to the board of any of Purchaser's Group Entities including, without limitation, all accounts, budgets, plans, forecasts, reports, presentations, contracts and all minutes of meetings; and

            (ii) the financial books and financial records of the Purchaser's Group Entities,

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 42
                  at any time during usual business hours.

21    NOTICES

21.1  METHOD

      All notices, requests, demands, consents, approvals, offers, agreements or other communications (" NOTICES") given by a party under or in connection with this agreement must be:

      (a)   in writing;

      (b)   signed by a person duly authorised by the sending party;

      (c) directed to the recipient's address (as specified in clause 21.4 or as varied by any notice); and

      (d) hand delivered, sent by prepaid post or transmitted by facsimile to that address.

21.2  RECEIPT

      A notice given in accordance with this clause is taken as having been given and received:

      (a) if hand delivered at or before 4.30pm on a Business Day, on delivery, otherwise at 9.30am on the next Business Day;

      (b)   if sent by prepaid post:

            (i) within Australia, on the second Business Day after the date of posting;

            (ii) to or from a place outside Australia, on the seventh Business Day after the date of posting;

      (c) if transmitted by facsimile at or before 4.30pm on a Business Day, at the time recorded on the transmission report indicating successful transmission of the entire notice, otherwise at 9.30am on the next Business Day.

21.3  NOTICE TO/FROM VENDORS

(a) Notice to a Vendor must be given to the Managing Director of the Company with a copy to A&B Venture Fund Company Pty Ltd. A notice to the Vendors in accordance with this clause 21 will be deemed to be validly given to all Vendors.

(b) Notice from a Vendor must be given jointly by all Vendors. Notice given by the Majority Vendors must be given by such number of Major Vendors that comprise the Majority Vendors. Notice given by the Major Vendors must be given by the Major Vendors. A notice to the Purchaser in accordance with this clause 21 will be deemed to be validly given if expressed to be given by all Vendors, the Majority Vendors or the Major Vendors (as the case may be).

21.4  ADDRESS OF PARTIES

      Unless varied by notice in accordance with this clause 21, the parties' addresses and other details are:

      Party:     Vendors
      Details:   As set out in Schedule 12

      Party:     Purchaser

      Attention: President, CEO and Director

      Address:   Suite 37 (Level 2), 89-97 Jones St. Ultimo NSW 2007

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 43

      Facsimile: +61 2 8080 8332
      With a copy to: 2711 E. Jefferson, Detroit, MI 48207
      Facsimile: 0011 1 313 567 4734

22    SUPERVENING LEGISLATION

      Any present or future legislation which operates to vary the obligations of a party in connection with this agreement with the result that another party's rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

23    GENERAL

23.1  ENTIRE AGREEMENT

      This agreement constitutes the entire agreement between the parties in relation to its subject matter. All prior discussions, undertakings, agreements, representations, warranties and indemnities in relation to that subject matter are replaced by this agreement and have no further effect.

23.2  PARAMOUNTCY OF AGREEMENT

      If this agreement conflicts with any other document, agreement or arrangement, this agreement prevails to the extent of the inconsistency.

23.3  NO MERGER

      The provisions of this agreement will not merge on completion of any transaction contemplated in this agreement and, to the extent any provision has not been fulfilled, will remain in force.

23.4  ATTORNEYS

      Each person who executes this agreement on behalf of a party under a power of attorney warrants that he or she has no notice of the revocation of that power or of any fact or circumstance that might affect his or her authority to execute this agreement under that power.

23.5  AMENDMENT

      This agreement may not be amended or varied unless the amendment or variation is in writing signed by all parties.

23.6  ASSIGNMENT

      No party may assign, transfer or otherwise deal with this agreement or any right or obligation under this agreement without the prior written consent of each other party which consent must not be unreasonably withheld.

23.7  SEVERABILITY

      Part or all of any provision of this agreement that is illegal or unenforceable will be severed from this agreement and will not affect the continued operation of the remaining provisions of this agreement.

23.8  WAIVER

      (a) The failure, delay or omission by a party to exercise any power or right under this agreement does not operate as a waiver of that power or right.

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 44

      (b) The single or partial exercise by a party of any power or right under this agreement does not preclude any other or future exercise of that or any other power or right under this agreement.

      (c)   Waiver of any power or right under this agreement:

            (i) must be in writing signed by the party entitled to the benefit of that power or right; and

            (ii) is effective only to the extent set out in that written waiver.

23.9  RIGHTS, REMEDIES ADDITIONAL

      Any rights and remedies that a person may have under this agreement are in addition to and do not replace or limit any other rights or remedies that the person may have.

23.10 FURTHER ASSURANCES

      Each party must do or cause to be done all things necessary or reasonably desirable to give full effect to this agreement and the transactions contemplated by it (including, but not limited to, the execution of documents).

23.11 GOVERNING LAW

      This agreement will be governed by and construed in accordance with the laws in force in the State of Victoria.

23.12 JURISDICTION

      Each party:

      (a) submits to the exclusive jurisdiction of the courts of Victoria and any court that may hear appeals from those courts; and

      (b) waives any right it might have to object to an action being brought in those courts including, but not limited to, that those courts are an inconvenient forum.

ARNOLD BLOCH LEIBLER                              SHARE SALE AGREEMENT - PAGE 45

                            SCHEDULE 3 - WARRANTIES

PART A

1     VENDOR'S QUALIFICATIONS

1.1 (TITLE) Vendor is the legal holder of the Shares as set out beside its name in schedule 1.

1.2 (NO ENCUMBRANCE) There is no Encumbrance over its Shares (excluding any encumbrance created by or on behalf of the Purchaser).

1.3 (POWER) Vendor has the power, without any further consents of any other person, to enter into and perform its obligations under this agreement.

1.4 (AUTHORITY) Vendor has taken all action necessary to authorise the entry into and performance of its obligation under this agreement.

1.5 (NO BREACH) The transfer of the Shares does not breach any obligation or agreement binding on the Vendor.

1.6 (FINANCIAL STANDING) Vendor is not affected by and is not the subject of any Insolvency Event and it is able to pay its debts as and when they fall due.

PART B

2     CORPORATE STANDING AND AUTHORITY

2.1   (INCORPORATION AND POWER) Each Group Entity which is a company:

      (a)   has been validly incorporated as a company limited by shares;

      (b) so far as each Major Vendor is aware, has done everything necessary to do business lawfully; and

      (c) has the power to own its assets and conduct its business activities as presently conducted.

2.2 (PROPORTION OF CAPITAL) The Shares comprise all of the issued capital of the Company and are fully paid.

2.3 (NOT INSOLVENT) Each Group Entity is able to pay its debts as and when they fall due.

2.4 (OWNERSHIP OF GROUP COMPANIES) The Company is the legal and beneficial owner of the shares and units in each of the Group Companies (other than the Company).

2.5 (ACQUISITION OF SUBSIDIARIES) No Group Entity has any Liability (actual or contingent) in respect of the acquisition of shares in any other Group Entity.

2.6 (FULLY PAID) All shares in the capital of each Group Entity which is a company are fully paid up.

2.7 (OBLIGATIONS TO ISSUE SHARES) No Group Entity is under any obligation, whether or not subject to any condition, to:

      (a) issue, allot, create, sell, transfer or otherwise dispose of any Securities;

      (b) enter into any agreement in respect of the rights to vote which are conferred in respect of any Securities; or

      (c) grant any option or right of first refusal or offer in respect of any Securities,

3     FINANCIAL POSITION

3.1   (PREPARATION OF ACCOUNTS) The Last Accounts:

      (a)   were prepared in accordance with:

            (i) the Accounting Standards, the Corporations Act and all other applicable laws; and

            (ii) except as disclosed in the Accounts, the same accounting policies as were applied in the corresponding accounts for the previous financial year;

      (b)   give a true and fair view of:

            (i) the assets and liabilities (including contingent liabilities), financial position and state of affairs of each Group Entity and the Business as at its balance date of the Last Accounts; and

            (ii) the profit of each Group Entity and the Business and the operation of the relevant Group Entity for the twelve month period ended on its balance date of the Last Accounts; and

4     FINANCIAL WARRANTIES

4.1 (OUTSTANDING LIABILITIES) No Group Entity owes any money or has any outstanding liabilities to any of its directors, or any of its existing or former shareholders and no director or any existing or former shareholder of the Company will owe any money to or have any outstanding liability to the Company.

4.2 (NO GUARANTEE) No Group Entity is directly or indirectly obliged in any way to guarantee, assume or provide funds to satisfy any obligation of any person.

4.3 (GUARANTEE TO A GROUP ENTITY) No person has given or entered into any guarantee, indemnity or letter of comfort in respect of a Group Entity.

4.4 (BANK ACCOUNTS) The names and locations of all banks in which a Group Entity has an account and the names of all persons authorised to sign on the accounts are listed in schedule 7.

4.5 (BILLS OF EXCHANGE) There is no promissory note or bill of exchange outstanding which has been drawn, accepted or endorsed by the Major Vendors or a Group Entity other than cheques drawn in favour of creditors in respect of obligations incurred in relation to a Group Entity in the ordinary course of business.

5     BUSINESS

5.1 (OWNERSHIP OF ASSETS) Each Group Entity is the sole beneficial owner of its Assets.

5.2 (NO BREACH OF CONSTITUENT DOCUMENT) So far as each Major Vendor is aware, there has not been any breach of or default by any Group Entity of any term or provision of its respective constitution or trust deed (as relevant).

5.3 (NO THIRD PARTY RIGHTS) No third party, has any right to use a Group Entity's Asset.

5.4 (APPLICABLE LAWS) The Business has been and is conducted in accordance with all applicable laws, the conduct of the Business by any Group Entity does not contravene any laws and no allegation of any contravention of any applicable laws is known to a Major Vendor or a Group Entity.

6     RECORDS

6.1   (MAINTENANCE AND ACCURACY OF RECORDS)

      (a) The Company has prepared and maintained adequate, suitable, materially complete and materially accurate and up to date records regarding the transactions conducted by it, its assets, liabilities, finances, operations and activities.

      (b) Where applicable, as far as necessary, the Records have been prepared in accordance with the requirements of the Corporations Act and the Accounting Standards.

6.2 (TAX RECORDS) Each Group Entity maintains and has retained for the period required by law all records that the Group Entity is required to maintain under any law relating to Taxes.

6.3 (POSSESSION OF RECORDS) The originals of all material Records which ought to be in the possession of a Group Entity are in its possession and control.

7     LITIGATION

7.1 (NO LITIGATION) No Group Entity is involved in any prosecution, litigation or arbitration proceedings relating to the Business, there are no such proceedings pending or, to the best of the Major Vendors' knowledge and belief, threatened and, to the best of the Major Vendors' knowledge and belief, there are no facts likely to give rise to any such proceedings.

7.2 (UNSATISFIED JUDGMENTS, ETC) The operation of the Business is not subject to any unsatisfied judgment or any order, award or decision handed down in any litigation or arbitration proceedings.

8     INSURANCE

8.1 (DISCLOSURE) The Company has disclosed complete and accurate particulars of all insurance policies taken out by or for the benefit of each Group Entity, and a claims history of all claims made under those insurance policies.

8.2 (CURRENCY) Each insurance policy held by a Group Entity is currently in full force and effect and all applicable premiums have been paid. To the best of each Major Vendors' knowledge and belief, nothing has been done or omitted to be done which would make any policy of insurance void or voidable or which would permit an insurer to cancel the policy or refuse or reduce a claim or materially increase the premiums payable under the policies.

8.3 (NO OUTSTANDING CLAIMS) No claim has been made in the past 3 years which is outstanding under any contract of insurance and, to the best of the Major Vendors' knowledge and belief, no fact or circumstance exists which might give rise to a claim under a contract of insurance.

8.4 (PREMIUM INCREASES) To the best of the Major Vendors' knowledge and belief, no Group Entity has done or omitted to do anything which might result in an increase in the premium payable under any contract of insurance.

9     INTELLECTUAL PROPERTY

9.1 (OWNERSHIP) The Company beneficially owns or has an enforceable right to use all the Company Intellectual Property Rights listed in Part A of
      Schedule 6.

9.2 (NO INFRINGEMENT OF THIRD PARTY RIGHTS) So far as each Major Vendor is aware, neither the carrying on of the Business by a Group Entity, nor the use of the Company Intellectual Property Rights:

      (a) infringes, or is alleged to infringe, the Intellectual Property Rights of any third party; or

      (b) is, or is alleged to be, in breach of any obligation of confidence owed to any third party.

9.3 (NO INFRINGEMENT) So far as each Major Vendor is aware, there has not been:

      (a)   any infringement of any of the Company Intellectual Property Rights;

      (b) any misuse or unauthorised disclosure of the Confidential Information; or

      (c) any other act which may affect the validity or enforceability of the Intellectual Property.

9.4 (LIST COMPLETE) The Company does not own, use, or require in its Business any Intellectual Property Rights other than those listed in Schedule 6.

9.5 (NO CLAIMS) Neither the Company nor the Major Vendors have made any claims or commenced or threatened to commence proceedings or settled any claims or proceedings alleging infringement of the Intellectual Property Rights listed in Part A of Schedule 6.

10    SOFTWARE

10.1 (OWNERSHIP) Part B of Schedule 6 sets out a complete and accurate list of all Software which was developed by each Group Entity and what Software is owned, licensed, or leased by that Group Entity as the case may be.

10.2 (NO DEFECTS) Other than errors through data entry or coding or communication protocols that may be faulty at the time, all information, statements and representations made or which appear in the Software developed and licensed to clients by the Group Entity are true, correct, accurate and are not misleading or deceptive.

10.3 (NO VIRUS) The Software and the information technology developed by each Group Entity and licensed to clients by that Group Entity has not been infected by any virus.

10.4 (VALID AND BINDING) All software licences entered into by a Group Entity are valid, binding and enforceable against the parties to it in accordance with their terms.

10.5 (COMPUTERS) All the computers, servers and computer systems owned or used by or on behalf of a Group Entity are, except for any software licensed to the Group Entity, owned by the Group Entity, are under its sole control and are not shared with or used by or on behalf of or accessible by any other person.

10.6 (COMPUTER SYSTEM) The computer systems and servers used by a Group Entity to operate its Business:

      (a) so far as each Major Vendor is aware, are sufficient for its Business and has operated to a level acceptable for the adequate operation of the Business; and

      (b) can be run without undue reliance on persons other than employees of the Group Entity.

11    PLANT AND EQUIPMENT

11.1 (MATERIAL PLANT & EQUIPMENT) The Last Accounts includes all items of plant and equipment owned by a Group Entity with a written down value in excess of $10,000.

11.2 (CONDITION) So far as each Major Vendor is aware, each item of plant and equipment owned or used by a Group Entity:

      (a)   is in reasonable condition taking into account normal wear and tear;

      (b) is in satisfactory working condition and capable of doing the work for which it is designed subject to unknown possible breakdowns; and

      (d) has been maintained in a manner that does not prejudice any rights under any maintenance contract in connection with any of that plant and equipment.

11.3 (ALL PLANT AND EQUIPMENT LEASES) Schedule 8 accurately describes all of the Plant and Equipment Leases.

11.4 (NO CLAIM) So far as each Major Vendor is aware there is no claim outstanding against any supplier of the plant and equipment owned or used by a Group Entity or of maintenance services for that plant and equipment in connection with any defect in that plant and equipment.

11.5 (POSSESSION) Each item of plant and equipment owned or used by a Group Entity, is in the physical possession of that Group Entity or a client of the Group Entity in the ordinary course of business.

12    BUSINESS PREMISES AND PROPERTY LEASES

12.1 (ALL BUSINESS PREMISES) Schedule 9 accurately describes all the business premises leased or occupied by each Group Entity in respect of its Business.

12.2 (EXCLUSIVE OCCUPATION) Each Group Entity has exclusive occupation of its Business Premises free from all Encumbrances or third party rights.

12.3 (PERFORMANCE OF COVENANTS) There has been no Claim, breach or circumstance likely to give rise to any Claim or breach in respect of any material covenant affecting the Business Premises.

12.4 (NO UNUSUAL RESTRICTIONS) There are no restrictions, stipulations or outgoings affecting the Business Premises which are of an unusual nature or conflict with the present use. The use of the Business Premises by each Group Entity does not constitute a breach of any of the lease or any applicable law.

12.5 (ALL PROPERTY LEASES) Schedule 10 accurately describes all of the leases of real property to any Group Entity. Each Group Entity has made all payments required by and has otherwise complied with the terms of each of the property leases to which it is a party.

12.6 (NO ALTERATION) So far as each Major Vendor is aware, no development, alterations or works have been carried out in relation to the Business Premises which would require any permission or consent under any statute or regulation which has not been obtained and all conditions attaching to any such permission or consent have been fully complied with.

12.7 (NO PROPOSALS) So far as each Major Vendor is aware, there are no proposals by any competent authority or other person which would adversely affect the Business Premises.

12.8 (NO DISPUTES) So far as each Major Vendor is aware, there are no current disputes relating to any of the Business Premises or their use.

13    ENVIRONMENT

13.1 (ENVIRONMENTAL LAWS) So far as each Major Vendor is aware, there has been no Claim, breach or circumstance likely to give rise to any Claim or breach in respect of any Environmental Law relating to any Group Entity or its Business.

14    MATERIAL CONTRACTS

14.1 (LIST OF MATERIAL CONTRACTS) Schedule 11 is a complete list of all Material Contracts of each Group Entity that are in place as at the Closing Date.

14.2  (VALID AND BINDING) So far as each Major Vendor is aware:

      (e) each Material Contract is valid, binding and enforceable against the parties to it in accordance with its terms; and

      (f) the Company is not in breach of, or in default under, any such Material Contract, and no fact or circumstance exists which might give rise to such a breach.

14.3 (NO LOSS) No Material Contract entered into by a Group Entity is known to any Major Vendor to be likely to result in a loss for any Group Entity's Business (having regard to the revenue to be generated under the Material Contract and the costs and expenses required over the period of the Material Contract in order to generate that revenue).

14.4 (OUTSTANDING OFFERS OR TENDERS) No Group Entity has made any offers, tenders or quotations which are still outstanding and capable of giving rise to a contract by the unilateral act of a third party, other than in the ordinary course of business.

14.5  (UNUSUAL CONTRACTS) No Material Contract entered into by a Group Entity:


      (a) was entered into by a Group Entity other than in the usual course of its Business or by way of a bargain at arm's length;

      (b) restricts any Group Entity's freedom to operate the whole or part of the Business or to use or exploit any of the Assets as it decides;

      (c) constitutes a sale or purchase, option or similar arrangement, arrangement or obligation affecting the Business or any of the Assets;

      (d) is one with which a Group Entity cannot comply on time or otherwise in accordance with its terms in all material respects which contract involves expenditure of more than $10,000; or

      (e) is one by which a Group Entity is a member of a joint venture, consortium, partnership or association.

14.6 (RELATED PARTY CONTRACTS) Other than as disclosed in writing to the Purchaser, no contract has been entered into by a Group Entity with any `related entity' and no `financial benefit' has been given by a Group Entity to a `related entity'. For the purpose of this warranty, the terms `related entity' and `financial benefit' will have the same meaning given to those terms in sections 228 and 229 of the Corporations Act, but as if references to `public company' are to `company'. For the avoidance of doubt, the term `related entity' in respect of a Group Entity does not include another Group Entity.

14.7 (AMENDMENTS) So far as each Major Vendor is aware as at the date of this Agreement, no Group Entity has been notified of an actual or intended material amendment to the prices or other terms of a Material Contract, other than in the usual course of business.

14.8 (SET OFFS) So far as each Major Vendor is aware no party to a Material Contract entered into by a Group Entity is entitled to exercise a set off or counterclaim or delay without payment of any money due under that Material Contract or to effect payment to a person other than the person specified in that Material Contract or otherwise to perform its obligations in a different manner to that provided in that Material Contract.

14.9 (MARKETING ADVERTISING AND PROMOTIONAL AGREEMENTS) So far as each Major Vendor is aware the Group has no current or future commitment under sponsorship or marketing agreements of an amount in excess of $10,000 for each commitment.

15    SUPPLIERS AND CUSTOMERS

15.1 (CHANGE OF TRADING RELATIONSHIPS) During the 12 months ending on the date of this agreement no customer from which the Group has generated revenue of more than $100,000 (" SUBSTANTIAL CUSTOMER"):

      (a) stopped, or indicated an intention to stop, trading with or supplying the Business;

      (b) reduced, or indicated an intention to reduce, substantially its trading with the Business; or

      (c) changed, or indicated an intention to change, substantially the terms on which it is prepared to trade with or supply the Business (other than normal price and quota changes).

15.2 (CHANGE OF CONTROL) As far as each Major Vendor is aware, there is no existing Substantial Customer of any Group Entity Business who will or is likely to:

      (a)   cease trading with the Business; or

      (b) materially reduce its trading with the Business, as a result of the acquisition of the shares in the Company by the Purchaser.

16    LITIGATION

16.1 (TRADE PRACTICES) No Group Entity has breached the provisions of the Trade Practices Act or any equivalent state or territory legislation or the requirements of any consumer product safety standard or consumer product information standard prescribed by law.

17    EMPLOYEES

17.1  (EMPLOYEES) The Employees are the only employees of the Company.

17.2 (TERMS OF EMPLOYMENT) All of the contractual terms of employment of the Employees are set out in the Employment Agreements.

18    SUPERANNUATION

18.1 (CONTRIBUTIONS UP TO DATE) Each Group Entity has made all superannuation contributions which they are obliged to make in respect of its employees.

18.2 (SUPERANNUATION SUPPORT) Each Group Entity has provided at least the prescribed minimum level of superannuation support for each of its employees so as not to incur a shortfall amount under the Superannuation Guarantee (Administration) Act 1992 (Cth).

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19    INFORMATION

19.1 (ACCURACY) To the best of the Major Vendors' knowledge and belief, all information disclosed to the Purchaser and the facts set out in the schedules to this agreement is true and correct in all material respects and is not, whether by omission of information or otherwise materially misleading or deceptive or likely to mislead or deceive.

19.2 (ALL INFORMATION): To the best of the knowledge and belief of the Major Vendors, they have disclosed to the Purchaser all of the information relating to the Group Entity which a prudent intending purchaser of the Shares would want to know. So far as the Vendors are aware, there are no facts or circumstances which might reasonably be expected materially and adversely to affect the financial position, operations, profitability or prospects of any Group Entity other than facts and circumstances affecting as a whole the industry in which the Business is carried on.

19.3  (NO REPRESENTATIONS OR WARRANTIES IN RELATION TO FUTURE MATTERS) The
      Major Vendors make no representations or warranties in relation to any projections or forecasts concerning future matters to the extent that they are dependant on the future actions of present or prospective customers, suppliers or other third parties or to the extent that they are based on disclosed assumptions that prove to be incorrect as a consequence of any uncertainties and contingencies, which are outside the control of the Company or not known to the Major Vendors to be incorrect on the date of this Agreement or likely to become incorrect after that date and in these circumstances, the Major Vendors are not liable for any discrepancy between actual (on the one hand) and projected, forecast, or forward stated (on the other hand) results, performance or achievements. To the extent that the assumptions are clearly set out in any documents provided by the Major Vendors or in the business plan set out in Schedule 14 which will be incorporated into any information memorandum, prospectus or similar document prepared in connection with the Capital Raising, and are considered by the Major Vendors on the date of this Agreement to be fair and reasonable, the Major Vendors are not liable for any discrepancy between actual (on the one hand) and projected, forecast, or forward stated (on the other hand) results, performance or achievements.

PART C

20    TAX AND DUTY

20.1 (COMPLIANCE WITH TAX LAWS) Each of the Group Entities has complied with all Tax laws.

20.2 (NO THIRD PARTY LIABILITY) None of the Group Entities is liable to pay, reimburse or indemnify any person or Tax Authority in respect of any Tax liability of a person.

20.3 (RULINGS, DISPUTES AND AUDITS) There are no current disputes between any Tax Authority and any Group Entity which will or may affect calculation of the liability to Tax of any Group Entity after Completion. To the best of the Major Vendors' knowledge and belief, there is no unresolved Tax dispute or current Tax audit or investigation of any Group Entity by any Tax Authority and there is no reason why any such investigation may be initiated, nor has any Group Entity sought or obtained any rulings, consents, clearance or opinions from any Tax Authority prior to the date of this agreement which will or may affect calculation of the liability to Tax of any Group Entity after Completion.

20.4 (DEBT FORGIVENESS) None of the Group Entities has been "forgiven" any "commercial debts" (as those terms are defined in schedule 2C of the 1936
      Act).

20.5 (REPUDIATION ACTION) So far as each Vendor is aware, none of the Group Entities has done or failed to do any act or thing which has or might alter or prejudice in a material way any arrangement, agreement or tax ruling which has previously been negotiated with or obtained from any Tax Authority or other person under any Tax law.

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20.6  (DISCLOSURE OF TAXES IN LAST ACCOUNTS) The Last Accounts contain provisions adequate to cover Taxes for or in respect of the Group Entities for all periods up to the balance date of the relevant accounts. No additional or other Taxes are or will be payable (whether on, before or after Completion) by any Group Entity.

20.7 (DEDUCTIONS) Each Group Entity has deducted all Tax required to be deducted from any payments made by it. When necessary, the Company has accounted for that Tax in accordance with relevant law.

20.8 (PAYMENT OF TAX) All Taxes which have been or deemed to have been assessed or imposed on a Group Entity, or have been required to be withheld from any payment made by a Group Entity to another person:

      (a) which are due and payable, have been paid by the final date for payment by the relevant Group Entity;

      (b) which are not yet payable but become payable before Completion, will be paid in the usual course.

      No Group Entity has entered into any agreement or arrangement which extends the period for assessment or payment of any Tax.

20.9 (AUSINDUSTRY RESEARCH AND DEVELOPMENT TAX CONCESSION) The AusIndustry Research and Development Tax Concessions received by the Company prior to Completion were applied for in accordance with all applicable regulations and guidelines applicable to the Company and the eligibility of the tax concessions has been accepted by the auditor of the Company.